2825 Airview Boulevard
Kalamazoo, MI 49002
NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS OF STRYKER CORPORATION

Date:	April 22, 2014

Time:	2:00 p.m., Eastern Time

Place:	Radisson Plaza Hotel & Suites at The Kalamazoo Center, Kalamazoo, Michigan
Items of Business:

•	Elect nine directors;

•	Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014;

•	Conduct an advisory vote to approve the Company’s named executive officer compensation; and

•	Transact any other business that may properly come before the meeting and any adjournment or postponement.
We invite all shareholders to attend the meeting. At the meeting, you will have the opportunity to ask questions of our management with respect to the matters to be voted on and will hear a report on our business and have a chance to meet our directors and executive officers. Our Annual Report on Form 10-K for the year ended December 31, 2013 and our 2013 Annual Review are enclosed.
Only shareholders of record on February 24, 2014 may vote at the meeting.
Your vote is important. Please vote your shares promptly. To vote your shares, you may use the internet or call the toll-free telephone number as described on your proxy card or complete, sign, date and return your proxy card.

Dean H. Bergy
Vice President, Corporate Secretary
March 12, 2014

Important Notice Regarding Availability of
Proxy Materials for the Shareholders Meeting
on April 22, 2014
The proxy statement, our 2013 Annual Report on Form 10-K, our 2013 Annual Review and a link to the means to vote by internet are available at www.proxymaterials.stryker.com.

2825 Airview Boulevard
Kalamazoo, MI 49002
____________________
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
April 22, 2014
____________________

GENERAL INFORMATION
We are providing these proxy materials in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of shareholders of Stryker Corporation to be held on April 22, 2014 and at any adjournment or postponement of the meeting. The solicitation will begin on or about March 12, 2014.
What am I voting on?
You will be voting on three proposals at our annual meeting:

•	Election of nine directors;

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014; and

•	Advisory vote to approve the Company’s named executive officer compensation.
What are the recommendations of the Board of Directors?
All shares represented by a properly executed proxy will be voted unless the proxy is revoked and, if a choice is specified, your shares will be voted in accordance with that choice. If no choice is specified, the proxy holders will vote your shares according to the recommendations of the Board of Directors, which are included in the discussion of each matter later in this proxy statement. In summary, the Board of Directors recommends that you vote:

•	FOR the election of the nominees for directors;

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014; and

•	FOR the approval of the resolution set forth in Proposal 3 regarding the advisory vote to approve the Company’s named executive officer compensation;
In addition, the proxy holders may vote in their discretion with respect to any other matter that properly comes before the meeting.
Who is entitled to vote?
At the close of business on February 24, 2014, the record date for the meeting, 378,199,947 shares of our common stock, $0.10 par value (“Common Stock”), were outstanding. For each proposal to be voted on, each shareholder is entitled to one vote for each share of Common Stock owned at that time.
How do I vote?
If you are a shareholder of record, you may vote by proxy in any of the following ways:

•
By Internet or Telephone — If you have internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card. If you vote by internet or telephone, you should not return your proxy card.

•
By Mail — You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.

If you vote via the internet or by telephone, your vote must be received by 11:59 p.m., Eastern Time, on April 21, 2014.
You may also vote in person at the annual meeting or you may be represented by another person at the meeting by executing a proxy designating that person.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” The street name holder will provide you with instructions that you must follow to have your shares voted.
If you hold your shares in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the street name holder.
May I change my mind after submitting a proxy?
If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•	Written notice to the Vice President, Corporate Secretary of the Company at 2825 Airview Boulevard, Kalamazoo, Michigan 49002;

•	Timely delivery of a valid, later-dated proxy or later-dated vote by internet or telephone; or

•	Voting by ballot at the annual meeting.
If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other holder of record.
What are broker non-votes?
A broker non-vote occurs when the broker, bank or other holder of record that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers, banks and other street name holders will have discretionary authority to vote only on Proposal 2 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014).
What is the required vote?
In the election of directors, a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election (that is the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee). The other matters require the affirmative vote of a majority of the votes cast at the meeting. On all matters, abstentions and broker non-votes will not be counted as votes cast and will therefore have no effect.
Will the annual meeting be webcast?
You may access our annual meeting via webcast or telephone. Information about the webcast, which will include both the audio and the slide presentation from the meeting, is available in the Calendar of Events area of the Investor section of our website at www.investorevents.stryker.com. The telephone number to listen to the meeting is (888) 771-4371 (U.S.) or (847) 585-4405 (International) and the passcode is 36762234. An archived copy of the webcast will continue to be available on our website until June 30, 2014.
How do I obtain directions to the annual meeting?
Directions are available at www.proxymaterials.stryker.com.
Can I access these proxy materials on the internet?
This proxy statement, our 2013 Annual Report on Form 10-K, our 2013 Annual Review and a link to the means to vote by internet are available at www.proxymaterials.stryker.com.

STOCK OWNERSHIP
Principal Shareholders
The following table sets forth certain information with respect to beneficial ownership of Common Stock by the only persons known by us to be the beneficial owners of more than 5% of our Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Class (%)
Greenleaf Trust	30,060,403 (1)	7.9
211 South Rose Street
Kalamazoo, Michigan 49007
Ronda E. Stryker	28,767,949 (2)	7.6
c/o Greenleaf Trust
211 South Rose Street
Kalamazoo, Michigan 49007
John W. Brown	20,104,700 (3)	5.3
750 Trade Centre Way
Portage, Michigan 49024
______________

(1)
This information is based solely on information as of December 31, 2013 contained in a filing with the U.S. Securities and Exchange Commission (“SEC”) on February 13, 2014. Greenleaf Trust holds these securities in a fiduciary capacity on behalf of various trusts and investment management customers, some of whom have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such shares of Common Stock. Greenleaf Trust has sole voting power with respect to 661,184 of such shares, shared voting power with respect to 29,399,219 of such shares, sole investment power with respect to 648,739 of such shares and shared investment power with respect to 29,411,664 of such shares. See note (2)  below regarding the shared voting power and investment power with respect to 17,207,398 of such shares of Common Stock held by a subtrust for the benefit of Ronda E. Stryker under the terms of the L. Lee Stryker Trust established on September 10, 1974 for the benefit of members of the Stryker Family (the “Stryker Family Trust”).

(2)
This information is based solely on information as of January 31, 2014 provided by Ms. Ronda E. Stryker. The shares of Common Stock shown as beneficially owned by Ms. Stryker include 67,274 shares that she has the right to acquire within 60 days of January 31, 2014 upon exercise of stock options and vesting of restricted stock units. Ms. Stryker has sole voting and investment power with respect to 11,492,181 of the shares of Common Stock shown as beneficially owned by her, sole voting and shared investment power with respect to 28,370 shares, no voting and shared investment power with respect to 40,000 shares and shared voting and investment power with respect to the remaining 17,207,398 shares. As a result of certain rights that she has under the terms of the Stryker Family Trust, Ms. Stryker may be deemed to share voting power and investment power with respect to the 17,207,398 shares with Greenleaf Trust, the trustee of a subtrust for her benefit under the Stryker Family Trust. See note (1) above.

(3)
This information is based solely on information as of December 31, 2013 contained in a filing with the SEC on February 14, 2014. The shares of Common Stock shown as beneficially owned by Mr. Brown include 43,975 shares that may be acquired by him upon exercise of stock options. Mr. Brown has sole voting and investment power with respect to 19,844,700 of the shares of Common Stock shown as beneficially owned by him and shared voting and investment power with respect to 260,000 shares.

Security Ownership of Directors and Executive Officers
The following table sets forth certain information about the ownership of Common Stock as of January 31, 2014 by our current directors, all of whom are standing for reelection except Mr. Lance whose resignation is effective March 31, 2014, the executive officers and former executive officer identified as our Named Executive Officers (“NEOs”) in the “Compensation Discussion and Analysis” on page 9 and all of our executive officers and directors as a group.

Name	Number of Shares Owned (#)(2)	Right to Acquire (#)(3)	Total (#)(4)	Percentage of Outstanding Shares (%)
Directors:
Howard E. Cox, Jr.	597,957	67,274	665,231	*
Srikant M. Datar, Ph.D.	4,225	25,963	30,188	*
Roch Doliveux, DVM	4,225	13,439	17,664	*
Louise L. Francesconi	13,225	51,274	64,499	*
Allan C. Golston	3,975	7,303	11,278	*
Howard L. Lance	6,724	26,299	33,023	*
Kevin A. Lobo	2,747	83,589	86,336	*
William U. Parfet	325,425	51,074	376,499	*
Andrew K. Silvernail	0	0	0	*
Ronda E. Stryker	28,700,675	67,274	28,767,949	7.6
Named Executive Officers(1):
William R. Jellison	1,000	0	1,000	*
Ramesh Subrahmanian	3,163	36,262	39,425	*
Timothy J. Scannell	41,613	387,525	429,138	*
David K. Floyd	0	14,894	14,894	*
Dean H. Bergy	117,147	147,347	264,494	*
Executive officers and directors as a group (20 persons)	29,969,607	1,569,387	31,538,994	8.4
______________

*	Less than 1%.

(1)	Other than Kevin A. Lobo, who is also a director.

(2)	Excludes shares that may be acquired through stock option exercises or vesting of restricted stock units or performance stock units within 60 days after January 31, 2014.

(3)	Includes shares that may be acquired within 60 days after January 31, 2014 upon exercise of options and vesting of shares underlying restricted stock units or performance stock units.

(4)
Except for the shared beneficial ownership of certain shares of Common Stock by Ms. Stryker (17,275,768 shares) and Dr. Datar (1,000 shares), such persons hold sole voting and disposition power with respect to the shares shown in this column.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE MATTERS
We manage our business under the direction of our Board of Directors. The Board conducts its business through meetings of the Board and its committees. The Board has adopted Corporate Governance Guidelines that are available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/governanceguidelines. We will mail a copy to any shareholder upon request to the Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002. During 2013, the Board held ten meetings. There were also a total of 21 committee meetings during 2013. Each director attended more than 75% of the total meetings of the Board and the committees on which he or she served in 2013. We expect our directors to attend the annual meeting of shareholders unless they have a schedule conflict or other valid reason. All members of the Board attended the 2013 annual meeting.

Board’s Role in Strategic Planning and Risk Oversight
Our Board is responsible for directing and overseeing the management of the Company’s business in the best interests of the shareholders and consistent with good corporate citizenship. The Board oversees strategic direction and priorities for the Company, approves the selection of the senior management team and monitors risk and performance. At one meeting each year, the Board and management focus on the Company’s overall strategic plan and direction. In December the capital plan and budget for the next year are reviewed. A fundamental part of setting the Company’s business strategy is the assessment of the risks the Company faces and how they are managed. The Board and the Audit Committee meet regularly throughout the year with our financial, treasury, internal audit, legal and compliance management teams to assess the financial, legal/compliance and operational/strategic risks throughout our businesses and review our insurance and other risk management programs and policies to enable the Board to exercise its ultimate oversight responsibility for the Company’s risk management processes.
Independent Directors
Under the listing standards of the New York Stock Exchange (“NYSE”), a director is not independent unless the Board determines that he or she has no material relationship with Stryker, either directly or through any organization with which he or she is affiliated that has a relationship with Stryker. While the NYSE listing standards require that at least a majority of the directors be independent, our Corporate Governance Guidelines provide that at least two-thirds of the directors will be independent. The Board has determined that all of our current directors other than Mr. Lobo are independent under the NYSE listing standards. That determination was based on a review of the responses of the directors to questions about employment history, affiliation and family and other relationships, including in the case of Mr. Silvernail the transactions with IDEX Corporation that are discussed under “Certain Relationships and Related Party Transactions” beginning on page 7, and on discussions with the directors. In the case of Mr. Parfet, who currently serves as Non-Executive Chairman of the Board of the Company and is Chairman of the Board and Chief Executive Officer and the principal shareholder of MPI Research, Inc., a drug safety and pharmaceutical development company, the Board also considered the fact that the Company has contracted with MPI Research to conduct certain studies in connection with products under development since 2009. MPI Research was awarded the contracts for these studies after competitive bids were solicited and it was determined that the MPI Research quote offered the best overall value. MPI Research was paid a total of $36,000 in 2013. In the case of Ms. Stryker, the Board also considered that the Company spent $472,172 in 2013 on functions and meetings, including the 2013 annual meeting, held at hotel, restaurant and entertainment properties in Kalamazoo (principally the Radisson Plaza Hotel) that are owned by Greenleaf Hospitality and that Stryker also reimbursed employees for hotel, restaurant and other expenses incurred by them at such properties while they were in Kalamazoo for business meetings. Management of Stryker has been advised by the controller of Greenleaf Hospitality that Greenleaf Hospitality is 100% owned by Ronda Stryker’s husband. The Board has determined that the relationships with MPI Research and Greenleaf Hospitality are not material under the circumstances, including the modest nature of the transactions compared to the total revenues of Stryker and MPI Research and Greenleaf Hospitality, respectively, the ordinary course status of the transactions and the arm’s length nature of the transactions, including a Stryker discounted rate from Greenleaf Hospitality.
Board Committees
Our Board has four principal committees. The current membership, number of meetings held during 2013 and the function performed by each of these committees are described below. These committees act under written charters approved by the Board. These charters are available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/charters and we will mail them to any shareholder upon request to the Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002. The applicable committee and the Board review and reassess the charters annually.
None of the members of any of the committees is or ever has been an employee of the Company. The Board has determined that the members of the Audit, Compensation and Governance and Nominating Committees meet the independence standards for those committees within the meaning of the NYSE listing standards and applicable law and SEC regulations.
Audit Committee — Mr. Golston (Chair), Dr. Datar, Ms. Francesconi and Mr. Parfet currently are members of the Audit Committee. The Audit Committee met five times during 2013. The Audit Committee, which is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), oversees the Company’s financial reporting process on behalf of the Board of Directors. It meets with management and the Company’s independent registered public accounting firm throughout the year and reports the results of its activities to the Board of Directors. Further information regarding the role of the Audit Committee is contained in its charter that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/auditcommitteecharter. For further information, see “Audit Committee Report” on page 35. The Board has determined that each of Mr. Golston, Dr. Datar, Ms. Francesconi and Mr. Parfet is considered an “audit committee financial expert” for purposes of applicable SEC rules.
Compensation Committee — Mr. Lance (Chair), Mr. Cox and Dr. Doliveux currently are members of the Compensation Committee, which met five times during 2013. The purpose of the Compensation Committee is to assist the Board in discharging its overall responsibilities relating to executive and stock-based compensation. The Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, evaluates their performance for the current year in light of those goals and establishes compensation levels, including annual salary and bonus targets. The Committee also administers and grants awards under the Company’s equity-based compensation plans. Management provides recommendations to the Committee concerning salary, bonus potential and stock awards for our executive officers. The Chief Executive Officer’s compensation is subject to final approval by the independent directors. For further information, see the Compensation Committee’s charter that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/compensationcommitteecharter and “Compensation Discussion and Analysis” beginning on page 9.
Our Compensation Committee has the authority to retain and terminate a compensation consulting firm to assist the Committee in the evaluation of executive and non-employee director compensation. For 2013, Hay Group, Inc. was engaged directly by the Committee to assist the Committee by:

•	Providing information and education on executive and non-employee director compensation trends and developments and the implications for Stryker;

•	Reviewing and giving its opinion on management’s recommendations for executive compensation and equity plan design and practices; and

•	Participating in Compensation Committee meetings when requested by the Committee Chair.
The Compensation Committee considers Hay Group to be an independent advisor as a result of the following factors:

•	Hay Group was retained by and reports directly to the Compensation Committee;

•
Hay Group has provided no services to the Company in the past seven years other than the advisory services related to compensation that were provided to the Compensation Committee and the Board. However, Hay Group is not prohibited from providing other services to the Company or management. Management has agreed to notify the Compensation Committee of any potential services, including related fees, that Hay Group might be asked to perform. The Compensation Committee has established a requirement that the Committee Chair pre-approve additional Hay Group services if the aggregate fees would exceed $10,000 in any year;

•
Hay Group’s confirmation that the fees charged to Stryker in 2013 were less than one-half of one percent of Hay Group’s total annual revenue, which indicates that Hay Group does not rely upon Stryker for a significant portion of its total business;

•	Hay Group’s confirmation that Hay Group has internal policies and procedures that prevent conflicts of interest;

•	There are no business or personal relationships between Hay Group’s lead consultant and members of Stryker’s Compensation Committee;

•	There are no business or personal relationships between Hay Group or its lead consultant and any executive officer of Stryker; and

•	Hay Group’s confirmation that Hay Group’s lead consultant on our account does not own Stryker Common Stock.
Governance and Nominating Committee — Ms. Francesconi (Chair), Dr. Doliveux, Mr. Parfet and Ms. Stryker currently serve on the Governance and Nominating Committee. The Governance and Nominating Committee, which met five times during 2013, makes recommendations to the Board regarding director nominations and committee assignments, oversees the evaluation of the Board and management and considers other matters relating to corporate governance. In addition, the Governance and Nominating Committee has oversight responsibility with respect to compliance, legal and regulatory affairs/quality assurance issues. It meets at least once a year in executive session with each of our Group President, Global Quality and Operations, Chief Financial Officer, General Counsel and Chief Compliance Officer to review the Company’s compliance with laws and regulations and major legislative and regulatory developments that may have a significant impact on the Company. For further information, see the charter of the Governance and Nominating Committee that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/governancenominatingcommitteecharter. When seeking to identify an individual to become a director to fill a new position or vacancy, the Committee will consult with incumbent directors, management and others, including a professional search firm, and will review information obtained from a variety of sources. The Committee will consider, among other factors, the background and reputation of potential candidates in terms of character, personal and professional integrity, business and financial experience and acumen, how a person would contribute to and strengthen the Board and complement the other directors in terms of expertise, diversity of viewpoint and opinion, professional experience, education and skill and a person’s availability to devote sufficient time to Board duties. Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to the Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, giving the candidate’s name, relationship, if any, to the shareholder making the recommendation, biographical data and qualifications. The submission should also include a statement from the candidate consenting to being considered and, if nominated and elected, to serving as a director.
Finance Committee — Mr. Cox (Chair), Dr. Datar, Mr. Golston and Mr. Lance currently serve on the Finance Committee. The Finance Committee, which met five times during 2013, assists the Board in discharging its responsibilities with respect to investment policy, capital expenditures and acquisitions, dividends and share repurchases and significant financing arrangements. For further information, see the charter of the Finance Committee that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/financecommitteecharter.
Compensation Risks

Pay Governance, a consulting firm that was determined by the Compensation Committee to be independent using the factors discussed above with regard to Hay Group, conducted a risk assessment of our executive compensation program in 2013 that concluded that our compensation policies, practices and programs do not create risks that are reasonably likely to have a material adverse effect on Stryker. The Compensation Committee reviewed the Pay Governance report and discussed it with management at the time it was received. The Committee concurred with the conclusion and, in doing so, specifically noted the following risk mitigation factors regarding our executive compensation policies, practices and programs:

•	The blend of pay delivery (fixed versus variable, cash versus stock and short- versus long-term compensation) is in line with market practices;

•	Annual bonus plan design:

•	Goals are challenging to achieve, calibrated annually and set to drive performance, which ties to Stryker’s long-term profitability and strategic plan;

•	Payouts are based on multiple performance measures and are capped at 200% of target level;

•	Stock awards have multi-year vesting requirements, typically ranging from three to five years;

•	Performance stock units are only earned if the specified financial goals are achieved and are capped at 200% of target level;

•	Guidelines with respect to stock ownership and share retention on option exercises and the prohibition of hedging, using derivative securities or short selling as it relates to Stryker stock; and

•
Compensation plan governance is well defined and includes the Board of Directors and Compensation Committee as well as many functional areas within Stryker, including finance, human resources and legal.

Board Leadership Structure
The Board of Directors believes that it is important to retain flexibility to make the determination as to whether the interests of the Company and our shareholders are best served by having the same person serve as both Chief Executive Officer and Chairman of the Board or whether the roles should be separated based on the circumstances at any given time. At different times in the past both approaches have been used.  Mr. Parfet, who had served as the lead independent director since 2004, was named Non-Executive Chairman in February 2012 at the time of transition in the Chief Executive Officer position, initially to an Interim Chief Executive Officer. At the time Mr. Lobo was named President and Chief Executive Officer in October 2012, the Board of Directors determined that it was advisable that Mr. Parfet continue to serve as the independent Non-Executive Chairman in order to allow Mr. Lobo time as our new Chief Executive Officer to concentrate on the Company's business operations. Prior to February 2012, the roles of Chairman and Chief Executive Officer were combined upon the retirement of John W. Brown as Chairman in 2010 and, from 1981 to 2004, Mr. Brown had served as both Chairman and Chief Executive Officer. In the role of lead independent director, Mr. Parfet was responsible for coordinating the activities of the independent directors. He chaired the executive sessions of the independent directors and also acted as an intermediary between the independent directors and senior management on sensitive issues, including matters considered by the non-management directors in executive session. Other matters that he was responsible for as the lead independent director included working with the Chief Executive Officer and the Vice President, Corporate Secretary to set the agenda for Board meetings, assuring the adequacy of the flow of information from management to the non-management directors, setting the meeting schedules to assure there is sufficient time for discussion of all agenda items and assisting management and the Board in assuring compliance with and implementation of the Corporate Governance Guidelines. He also facilitated discussion among the non-management directors on key issues and concerns outside of Board meetings.
The Board of Directors intends to reassess the leadership structure of the Board later in the year as Mr. Lobo approaches the second anniversary of becoming President and Chief Executive Officer. In the event that the Board determines at that time or at some future date that the same individual should hold the positions of Chief Executive Officer and Chairman of the Board, our Corporate Governance Guidelines provide that the independent directors shall annually elect a lead independent director from among them who will bear the responsibilities determined by the independent directors from time to time including, as a general matter, those previously performed by Mr. Parfet in that role.
Executive Sessions of Independent Directors
An executive session of the non-management directors is held in conjunction with each meeting of the Board to provide an opportunity for discussion of topics of concern without any member of management being present. In the past, when the Board included a non-management director who was not considered independent, an executive session of only the independent directors was held at least once a year. That practice will be followed in the future if the situation arises.
Contacting the Board of Directors
Shareholders and other interested persons may communicate directly with the Board on a confidential basis by mail to Stryker Board of Directors at 2825 Airview Boulevard, Kalamazoo, Michigan 49002. All such communications will be received directly by the Chair of the Governance and Nominating Committee and will not be screened or reviewed by any Stryker personnel.
Code of Conduct/Code of Ethics
We have adopted a Code of Conduct applicable generally to our employees, officers and directors in the performance of their duties and responsibilities and a Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Conduct and Code of Ethics are posted in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/codeofconduct and www.stryker.com/investors/codeofethics, respectively, and we will mail them to any shareholder upon request to the Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002.
Certain Relationships and Related Party Transactions
Under our Related Party Transactions Policy, which is in writing and was adopted by the Board of Directors, the Audit Committee must approve or ratify transactions involving directors, executive officers or principal shareholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules. Such transactions include employment of immediate family members of any director or executive officer. Management advises the Audit Committee at its regularly scheduled meeting in February of each year and at subsequent meetings of any such transaction that is proposed to be entered into or continued and seeks approval. In the event any such transaction is proposed and a decision is required prior to the next regularly scheduled meeting of the Audit Committee, it may be presented to the Audit Committee Chair for approval, in which event the decision will be reported to the full Audit Committee at its next meeting.
Andrew K. Silvernail, who was elected a director effective November 26, 2013, is Chairman and Chief Executive Officer of IDEX Corporation, an applied solutions company specializing in fluid and metering technologies, health and science technologies and safety and other diversified products with $2.0 billion of sales in 2013. In 2013, the Company purchased equipment and components used in the development and manufacturing of products from subsidiaries of IDEX Corporation at an aggregate cost of $944,829 in the ordinary course of business. At its February 2014 meeting, the Audit Committee authorized the Company to continue to purchase equipment and components from IDEX subsidiaries in the ordinary course of business up to $15 million.

COMPENSATION DISCUSSION AND ANALYSIS
This section includes information regarding, among other things, the overall objectives of our compensation program for our NEOs and each element of compensation that we provide. Please read this section in conjunction with the detailed tables and narrative descriptions of our NEO compensation under “Executive Compensation” beginning on page 24 of this proxy statement.
Named Executive Officers
The names and titles of our NEOs for purposes of this proxy statement are:

Name	Title
Kevin A. Lobo	President and Chief Executive Officer
William R. Jellison	Vice President and Chief Financial Officer (1)
Ramesh Subrahmanian	Group President, International (2)
Timothy J. Scannell	Group President, MedSurg and Neurotechnology
David K. Floyd	Group President, Orthopaedics
Dean H. Bergy	Vice President, Corporate Secretary and Former Interim Chief Financial Officer (3)
______________

(1)	Mr. Jellison joined the Company on April 22, 2013.

(2)
Mr. Subrahmanian works as a U.S. expatriate in Singapore and certain compensation items are paid in Singapore Dollars (SGD). U.S. Dollar (USD) amounts in this proxy statement with respect to Mr. Subrahmanian have been calculated using calendar quarter 2013 average exchange rates.

(3)	On April 22, 2013 Mr. Bergy ceased to serve as Interim Chief Financial Officer. Mr Bergy retained his responsibilities as Vice President, Corporate Secretary.
Overview
Stryker has a history of delivering solid financial results. Our executive pay programs have played a significant role in our ability to attract and retain the experienced, successful executive team that drives our financial results over time.

The primary elements of compensation for our NEOs in 2013 were salary, bonus and stock awards consisting of stock options and performance stock units, except for Mr. Jellison and Mr. Bergy, both of whom received their stock awards in the form of stock options and restricted stock units. Our savings and retirement plans are typically defined contribution plans that match a portion of employee contributions and have historically included an annual discretionary contribution of 7% of salary and bonus for all eligible U.S.-based employees. We do not maintain any defined benefit pension plans for our NEOs. The perquisites and personal benefits we provide to our NEOs are conservative.

Our Compensation Committee believes that our compensation practices for our NEOs are appropriate in the context both of Stryker’s performance and the interests of our shareholders. Among the considerations in this regard are:

•	An important part of our executive compensation philosophy is the alignment of the compensation of our NEOs with the interests of our shareholders and achievement of key business objectives;

•
In 2013, the value of the variable, performance and stock-based compensation elements for the NEOs — bonuses, stock option grants valued using the Black-Scholes method, performance stock units and restricted stock units — averaged 79% of the total value of the primary compensation elements (salary, actual bonus and stock awards). See “Summary Compensation Table” on page 24;

•
Our NEO bonus plans are based on difficult performance goals that, if met, should result in profitable, sustained business performance over the long term and be reflected in stock price increases over time. The NEOs’ payouts for 2013 (101% of target on average) were greater than the 2012 levels (83% of target on average) as a result of performance that was generally equal to 2013 bonus plan goals that were generally more challenging than the prior year goals;

•
Stock-based compensation realized by our NEOs is tied directly to the interests of our shareholders via stock price performance and, for performance stock units, based on financial performance relative to pre-established financial goals for a three-year performance period. The payout related to the 2011 grant of performance stock units was 128% of target as a result of performance that exceeded the target goal for sales growth relative to a comparison group of companies but was below the target goal for average adjusted diluted net earnings per share growth;

•
We monitor a comparison group of medical technology companies to ensure that our compensation programs are within observed competitive practices, review trends and practices with assistance from the Compensation Committee’s compensation consultant and make adjustments as deemed appropriate by the Compensation Committee. As a result of a benchmarking study conducted in late 2012, we increased the overachievement potential under our 2013 annual bonus plan to 100% from 50%, which we believe is more in line with typical market practice and increases the emphasis on variable, performance-based pay; and

•	We evaluate key risk issues related to compensation and, in this regard, engaged a third party to conduct a risk assessment of compensation programs in 2013 as discussed above and believe that our compensation practices do not create risks that are reasonably likely to have a material adverse effect on Stryker.

The Compensation Committee considered the results of the advisory shareholder vote on executive compensation at our 2013 annual meeting of shareholders at which the executive compensation program for our NEOs as disclosed in the proxy statement for that meeting was approved by 96% of the votes cast. The Compensation Committee continues to believe that our executive compensation policies, practices and programs are appropriate and in light of the results of the advisory vote, believes our shareholders feel the same.
Compensation Objectives
We compete for executive talent in a highly competitive, global industry. We believe that our executive compensation program, which is a key component in our ability to attract and retain talented, qualified executives, should be designed to provide a meaningful level of total compensation that is aligned with organizational and individual performance and with the interests of our shareholders. The Compensation Committee believes that, consistent with the emphasis on rewarding executives for enhancing the Company’s growth and profitability (as described more fully in “Why We Chose Particular Performance Metrics and Goals” on page 14), the Company’s bonus plans should focus executives on a mix of financially-oriented as well as qualitative goals that reinforce a balance in achieving short-term and long-term goals and are aligned with shareholder returns over time. The bonus plans contain maximums on the payouts that can be earned in any year. The Company’s long-term equity incentive compensation program likewise is intended to provide executives with a personal financial interest in the Company’s long-term success (as described more fully in “Long-Term Incentive Compensation” beginning on page 18). The Compensation Committee believes that the Company’s incentive programs balance risk and the potential reward to executives in a manner that is appropriate to the circumstances and in the best interests of the Company’s shareholders over the long term.
The principal objectives of our executive compensation policies and practices are to:

•	Attract, retain and motivate talented executives who drive our Company’s success;

•	Structure compensation packages with a significant percentage of compensation earned as variable pay, based on performance, which balances risk with the potential reward;

•	Align incentives with measurable corporate, business area and individual performance, both financial and non-financial;

•

•	Provide flexibility to adapt to changing business needs;

•	Align total compensation with shareholder value creation; and

•	Establish compensation program costs that are reasonable, affordable and appropriate.
Executive Compensation Philosophy
We have an Executive Compensation Philosophy that outlines the objectives of our compensation practices and serves as an ongoing reference for executive compensation decisions. The Philosophy specifies compensation elements, defines the purpose of each element and generally expresses the target positioning of compensation levels that we desire to achieve over time. However, since one of the objectives of our compensation programs is to provide flexibility to adapt to the changing business environment and individual considerations, we recognize that there will be variations from the Philosophy. In addition, changes to an individual NEO’s compensation elements, for example to meet desired market positioning indicated in the Philosophy, may be phased in over multiple years. Each year we consider our NEO compensation in light of our Philosophy.
Our Executive Compensation Philosophy is summarized in the following table. Each compensation element, along with an explanation of how we make decisions about that element, is described in detail under “2013 Compensation Elements” beginning on page 13.

Compensation Elements, Purpose and Target Positioning to Market

Element	Purpose	Target Positioning to Market
Base Salary	• Attract and retain qualified talent	• Near market median (between 45th and 60th percentile)
Bonus Plan at Target	• Motivate participants to achieve and exceed annual goals • Provide a competitive target compensation opportunity • Focus participants on key annual metrics	• Near market median (between 45th and 60th percentile)
Long-term Incentives
• Align participant interests with shareholders
• Balance short-term and long-term decision making
• Attract talent by offering a meaningful reward opportunity
• Retain key personnel via vesting and forfeiture provisions
• Provide opportunity to build stock ownership
• Up to the 75th percentile of market, but balance Company affordability
Savings and Retirement Plans
• Assist participants with retirement funding
• 401(k) Plan — provide above-market contributory retirement benefit opportunity
• Supplemental Plan — provide contributions for participants impacted by tax law limits on the 401(k) Plan
• Exceed general market practice
Health and Welfare Benefit Plans	• Provide employees and families with appropriate levels of coverage and security that are affordable for the Company	• Above-market benefit value
Perquisites	• Appropriate in light of position	• Conservative to market
Underlying our Executive Compensation Philosophy is the desire to facilitate and encourage long-term ownership of our Common Stock. Our stock ownership guidelines reinforce this element of our Philosophy by requiring senior management to accumulate and retain significant stock ownership positions over time. For more information, see “Executive and Non-Employee Director Stock Ownership Guidelines” on page 22.
The target market positioning referenced in the Philosophy provides a framework against which the Compensation Committee evaluates individual NEO compensation decisions; however, the Compensation Committee also takes into account other factors, such as performance, tenure and experience. As a result, there may be variances from the target positioning.
The Role of Benchmarking in our Executive Compensation Decisions
We regularly review our compensation policies, practices and programs to determine if they are both appropriate and responsive to our business needs. The 2012 results of the Company as a whole and, for Mr. Subrahmanian, Mr. Scannell and Mr. Floyd, of the business areas of the Company for which each was responsible were the most significant factor in determining the NEO compensation adjustments for 2013. Other factors considered included the individual’s performance, changes in compensation levels over recent years, performance against bonus plan goals, comparisons among roles internally, cost to the Company and market comparison data. Although we monitor the competitive landscape closely and our current practice is to conduct an external market benchmarking of our executive compensation levels and practices every other year, we have not focused primarily on market comparison data when establishing compensation levels. The Compensation Committee applies judgment and discretion when evaluating the appropriateness of using market comparison data as it does when determining any compensation amount or outcome.
Hay Group, the Compensation Committee’s independent advisor, conducted a market benchmarking study in late 2012 in connection with establishing NEO compensation and the results were among the factors considered when 2013 compensation decisions, which are discussed in further detail beginning on page 12, were made. The data provided to the Compensation Committee by Hay Group showed compensation levels consisting of the primary elements of total compensation — salary, bonus and long-term incentive values. The study concluded that, for the NEOs who were serving in an NEO position at the time of the study, their target cash compensation levels were generally consistent with our Philosophy. The study also found that the grant value of the NEOs’ 2012 long-term incentive awards, which did not include the special restricted stock unit awards that were made for retention purposes at the time of Chief Executive Officer transition in February 2012, was generally below the targeted positioning in our Philosophy.

The comparison group companies used in the 2012 benchmarking study were:

• Abbott Laboratories	• Covidien plc	• Smith & Nephew plc
• Baxter International Inc.	• C.R. Bard, Inc.	• St. Jude Medical, Inc.
• Becton, Dickinson and Company	• Johnson & Johnson	• Thermo Fisher Scientific Inc.
• Boston Scientific Corporation	• Medtronic, Inc.	• Zimmer Holdings, Inc.
• CareFusion Corporation	• Quest Diagnostics Incorporated
The comparison group was developed by Hay Group and management other than our NEOs and approved by the Compensation Committee and consists of publicly traded companies that generally met the following criteria:

•	Product competitors or related companies in the medical technology industry;

•	Significant global operations; and

•	Comparable size – i.e., similar sales, market capitalization or growth rates in revenue and earnings.

Management’s Role in Determining Executive Compensation
The Compensation Committee makes all final decisions regarding NEO compensation, except that the compensation of the Chief Executive Officer is subject to final approval by the independent members of the Board of Directors. The Chief Executive Officer’s role in determining executive compensation includes making recommendations on compensation decisions for the Company’s executives other than himself after reviewing information provided by our Vice President, Human Resources and other members of that department. Management’s role in determining executive compensation includes:

•
Developing, summarizing and presenting information and analyses to enable the Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from the Committee;

•	Attending Compensation Committee meetings as requested to provide information, respond to questions and otherwise assist the Committee;

•	Developing individual NEO bonus plans for consideration by the Compensation Committee and reporting to the Committee regarding achievement against the bonus plans; and

•
Preparing stock-based award recommendations for the Committee’s approval, which includes providing the Committee regular updates on run rate and overhang levels, and reporting to the Committee at the end of the performance period regarding the number of performance stock units earned based on achievement of the pre-established goals.

Management performs a similar role for the Board with respect to the compensation of the Chief Executive Officer and the non-employee directors.
2013 Compensation Decisions
The Compensation Committee and independent directors approved Mr. Lobo's 2013 cash compensation, which included an annualized salary of $1,030,000 (effective March 1, 2013), a 3.0% increase over the annualized 2012 amount, and a target bonus opportunity of $1,340,000, a 3.1% increase over the annualized 2012 target amount. These levels recognized Mr. Lobo's performance in his role and were believed to be consistent with general market trends and increases.
The Compensation Committee reviewed and approved the 2013 cash compensation levels for the other NEOs, after receiving recommendations from Mr. Lobo and our Vice President, Human Resources. These levels reflected subjective evaluations and decisions based on the scope of each NEO’s responsibilities in his current role, the level of performance in 2012 of the business areas for which he was responsible and his time and proficiency in the job. Unless otherwise noted, the annualized base salary amounts discussed below were effective as of March 1, 2013.

•
Mr. Jellison's 2013 annualized salary of $525,000 and his annualized 2013 target bonus opportunity of $367,500 were agreed upon by the Company and Mr. Jellison in his employment offer letter. As Mr. Jellison began employment with the Company in April 2013, his salary and target bonus opportunity were prorated for 2013. Mr. Jellison also received a sign-on bonus payment of $67,500 in connection with his employment with the Company. The sign-on bonus amount served as an inducement to join the Company and approximated the prorated 2013 target bonus amount that Mr. Jellison forfeited upon his departure from his prior employer.

•
Mr. Subrahmanian’s 2013 annualized salary was set at $515,000, a 3.0% increase over 2012, and his 2013 target bonus opportunity was increased to $360,500, a 10.9% increase over 2012. These levels recognized Mr. Subrahmanian's performance in his role as Group President, International and that Mr. Subrahmanian's target bonus opportunity as a percent of salary was below the median of similar positions in the 2012 benchmarking study.

•
Mr. Scannell’s 2013 annualized salary was set at $556,000, a 3.0% increase over 2012, and his 2013 target bonus opportunity was increased to $417,000, an 11.2% increase over 2012. These levels recognized Mr. Scannell’s sustained performance in his role as Group President, MedSurg and Neurotechnology and that Mr. Scannell's target bonus opportunity as a percent of salary was below the median of similar positions in the 2012 benchmarking study.

•
Mr. Floyd’s 2013 annualized salary was set at $480,000, a 3.2% increase over 2012, and his 2013 target bonus opportunity was $336,000, an 11.1% increase over the preliminary amount included in Mr. Floyd's October 2012 offer letter. These levels recognized Mr. Floyd's performance in his role as Group President, Orthopaedics and that Mr. Floyd's target bonus opportunity as a percent of salary was below the median of similar positions in the 2012 benchmarking study and below other internal Group President positions.

•
Mr. Bergy’s 2013 annualized salary of $517,500 for his services as Interim Chief Financial Officer and Vice President, Corporate Secretary was unchanged from 2012. Mr. Bergy also received a prorated bonus payment equal to $205,219 for his services as Interim Chief Financial Officer in 2013. After Mr. Bergy ceased to serve as Interim Chief Financial Officer, his 2013 annualized salary was reduced to $264,000, a 2.9% increase over the 2012 amount for his services as Vice President, Corporate Secretary. Mr. Bergy's 2013 target bonus opportunity, which related to his service as Vice President, Corporate Secretary, was $79,200, an increase of 2.9% over 2012.

In addition, stock options and performance stock units were awarded to all of the NEOs in February 2013, except Mr. Bergy, who was awarded stock options and restricted stock units related to his services as Vice President, Corporate Secretary, and Mr. Jellison, who was awarded stock options and restricted stock units in connection with his employment by the Company in April 2013. See “Long-Term Incentive Compensation” beginning on page 18.
2013 Compensation Elements
Each of the compensation elements and its purpose is described below.
Base Salary:    Base salary is provided to our NEOs to compensate them for the basic value of their job, their time and proficiency in the position and the value of their job relative to other positions in the Company. We review each NEO’s salary and performance annually and make decisions about adjustments and amounts. Factors that are considered in determining the executive’s salary include performance, job experience, individual role responsibilities, comparisons among positions internally and market comparison data. Base salary levels for 2013 were approved in February 2013 by the Compensation Committee or the independent members of the Board in the case of Mr. Lobo.
Annual Bonus:    The individually structured short-term bonus plans are intended to motivate and reward our NEOs for achieving and exceeding specific annual performance goals. For Mr. Lobo and Mr. Jellison, the primary focus of the 2013 bonus goals was total Stryker performance. Mr. Bergy’s 2013 bonus plan related to his services as Vice President, Corporate Secretary and he also received a bonus payment equal to $205,219 for his services as Interim Chief Financial Officer in 2013. In the case of the other NEOs, the main focus was on performance of the business areas for which they were responsible, with specified qualitative measures being additional factors. Our Executive Bonus Plan has a clawback provision that is applicable under certain circumstances. For 2013, each NEO’s bonus plan, in addition to a target, required a threshold level of performance for each measure that had to be achieved before any bonus could begin to be earned for that measure. Each 2013 bonus plan included an opportunity to earn an overachievement bonus of up to an additional 100% of target bonus, which is included in the "Maximum Bonus Opportunity" column in the following table, if 2013 goals for constant currency sales, adjusted operating income as discussed on page 15, diluted net earnings per share and constant currency international sales were achieved. Constant currency sales is a non-GAAP financial measure that we use to measure sales excluding the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Constant currency sales is calculated by translating the actual results at the foreign currency exchange rates that were used when establishing the target amounts at the beginning of the year. When calculating payouts related to constant currency sales, adjusted operating income and constant currency international sales, the impact of acquisitions that occur during the year is excluded as values related to potential acquisitions are not included in the bonus targets established early in the year. In addition, in the case of the constant currency sales and constant currency international sales goals, the business unit (consolidated or group) for which each NEO was responsible must have achieved 95% of its operating income goal before any payout could occur related to those measures. The individual NEO bonus plans are discussed in detail later in this section under “2013 Bonus Plans.” The following table provides the target bonus, maximum potential bonus reflecting the overachievement award opportunity discussed above, actual bonus payment and actual payment as a percentage of target for each NEO in 2013:

Name	Target Bonus ($)	Maximum Bonus Opportunity ($)	Actual Bonus Payment ($)	Payment as Percentage of Target (%)
Kevin A. Lobo	1,340,000	2,680,000	1,340,000	100%
William R. Jellison(1)	255,740	511,480	248,246	97%
Ramesh Subrahmanian	360,500	721,000	345,171	96%
Timothy J. Scannell	417,000	834,000	399,895	96%
David K. Floyd	336,000	672,000	415,954	124%
Dean H. Bergy	79,200	158,400	73,799	93%
______________
(1) Reflects prorated amounts as a result of April 2013 employment date. Mr. Jellison also received a sign-on bonus payment of $67,500 in connection with his employment with the Company.
The Compensation Committee recommended the bonus plan target opportunity and goals for the Chief Executive Officer position and the independent directors approved them at meetings in February 2013. The actual payment for Mr. Lobo was approved by the independent directors in February 2014 based on his accomplishments as measured under his individual bonus plan. The Compensation Committee reviewed and approved the bonus targets and actual payments for the other NEOs, except Mr. Bergy whose target and payment were reviewed and approved by the Vice President and Chief Legal Officer, after receiving recommendations from the Chief Executive Officer at the Committee meetings in February 2013 and 2014, respectively.
Why We Chose Particular Performance Metrics and Goals
We generally established our 2013 bonus goals with a focus on our budget and growth over actual prior year outcomes. Stryker used sales and earnings goals as the primary measures in the NEO bonus plans for the following reasons:

•	These are key measures that are the objectives of our strategic plan;

•	These metrics focus our NEOs on growth and profitability, which are key to our long-term success;

•	Company-level sales, operating income and earnings per share goals generally align with our annual budget; and

•	We believe these are the primary measures our investors monitor in evaluating our performance and making investment decisions regarding Stryker stock.
Historical Analysis of NEO Achievement of Bonus Plan Goals
The following information is useful to an understanding of the difficulty associated with achievement of the goals established for our NEOs in the 2013 bonus plans:

•
Comparisons of Stryker’s annualized sales and earnings growth rates over the preceding five years relative to those of the other medical technology companies that we use for comparison purposes showed that Stryker generally outperformed the majority of that group. The fact that we have not significantly overachieved our goals historically, as demonstrated below, but have generally exceeded the growth rates of the comparison group tells us that the sales and earnings goals we have established historically were difficult to achieve.

•
On average, over the past five years, the persons who held the Chief Executive Officer position, the Chief Financial Officer position and the other persons who were our NEOs during those years achieved the goals and bonus payments under their bonus plans as follows:

Bonus Plan Measure	Average Goal Achievement (%)	Range of Goal Achievement (%)	Average Bonus Payment vs. Target (%)	Range of Bonus Payment vs. Target (%)
Sales (Company level)	98	96 to 100	76	0 to 100
Sales (Group/Division level)	97	92 to 102	81	9 to 128
Operating Income/Earnings (Company)	98	92 to 101	69	0 to 100
Operating Income (Group/Division)	97	90 to 103	85	36 to 131
Cash from Operations (Company)	102	86 to 116	78	28 to 100
Cash from Operations (Group/Division level)	111	98 to 128	97	91 to 100
Qualitative (CEO)	94	70 to 115	94	70 to 115
Qualitative (CFO)	95	87 to 100	95	87 to 100
Qualitative (other NEOs)	97	64 to 115	97	64 to 115
The qualitative goals reflected in this table were subjectively evaluated.

2013 Bonus Plans
The 2013 annual bonus goals and weightings for each NEO are shown in the tables on pages 16 through 18. The following information is relevant to an understanding of those tables:

•
Threshold is the performance required before any bonus accrues. Results at or below the threshold level result in a zero bonus payment for that performance measure. Results for all quantitative measures are prorated between threshold and target. Meeting the target goal results in the payment of 100% of bonus opportunity for the particular measure.

•
The tables express the goals for quantitative performance measures as a percentage change from 2012 actual results to show the degree of improvement required relative to the prior year to achieve bonus plan payment levels.

•
Bonus plan goals are based upon the Company’s financial results as reported in conformance with GAAP but may be adjusted at the Committee’s discretion to reflect the impact of specified corporate transactions, changes in foreign currency exchange rates, accounting or tax changes and other extraordinary or nonrecurring events so that the operating results of the Company or the applicable business unit are calculated on a comparative basis from year to year. Information with respect to adjustments made to GAAP consolidated operating income in 2013 that resulted in the operating income used in the calculation of the NEOs’ bonus awards is set forth below (dollar values in millions):

Item	Period Ending December 31, 2013
Operating income, as reported	$1,256
Acquired inventory “stepped up” to fair value	28
Acquisition and integration related charges	70
Restructuring and related charges	63
Rejuvenate and recall matters	622
Regulatory and legal matters	69
Donation	25
Net currency adjustments	9
Certain amortization charges	14
Operating income attributable to Trauson and MAKO acquisitions	--11
Adjusted operating income for bonus calculation	$2,145

•
Information with respect to adjustments made to GAAP diluted net earnings per share in 2013 that resulted in the earnings per share used in the calculation of the NEOs’ bonus awards is set forth below:

Item	Period Ending December 31, 2013
Diluted net earnings per share, as reported	$2.63
Acquired inventory “stepped up” to fair value	0.06
Acquisition and integration related charges	0.13
Restructuring and related charges	0.12
Rejuvenate and recall matters	1.20
Regulatory and legal matters	0.17
Donation	0.04
Tax matters	--0.12
Diluted net earnings per share for bonus calculation	$4.23

•
For performance measures that are qualitative in nature, the determination of performance requires subjective evaluations rather than quantifiable calculations of achievement to the goal. These subjective performance evaluations for 2013 were made by Mr. Lobo in the case of each of the other NEOs except Mr. Bergy for whom the subjective evaluation was made by the Vice President and Chief Legal Officer, and by the independent directors in the case of Mr. Lobo, in each case after consideration was given to the individual’s performance with respect to the goal. The threshold payment for qualitative measures is zero percent.

•
The Board and Compensation Committee may make adjustments to final bonus determinations within the framework of the maximum bonuses that can be awarded under our Executive Bonus Plan. See “Summary Compensation Table – Non-Equity Incentive Plan Compensation” on page 24.

Mr. Lobo — President and Chief Executive Officer

	2013 Threshold			2013 Target
Core Bonus Potential	Threshold	Threshold as Percentage Change Over 2012 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target	Target as Percentage Change Over 2012 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating income	$2.048 bil.	-1.7%	0	$2.155 bil.	3.5%	40
Sales	$8.288 bil.	-4.3%	0	$8.959 bil.	3.5%	40
Functional goal (1)	-	-	0	-	-	20
			0			100
Overachievement Bonus Potential
Operating income	$2.155 bil.	3.5%	0	$2.290 bil.	10.0%	25
Sales	$8.959 bil.	3.5%	0	$9.278 bil.	7.2%	25
Diluted net earnings per share	$4.30	5.7%	0	$4.40	8.1%	25
International sales	$3.160 bil.	5.4%	0	$3.224 bil.	7.5%	25
			0			100
______________

(1)	Qualitative assessment of developing an updated strategic plan for the Company, driving continued international market share growth and strengthening the Company's leadership benchstrength.

Mr. Jellison — Vice President and Chief Financial Officer

	2013 Threshold			2013 Target
Core Bonus Potential	Threshold	Threshold as Percentage Change Over 2012 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target	Target as Percentage Change Over 2012 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating income	$2.048 bil.	-1.7%	0	$2.155 bil.	3.5%	40
Sales	$8.288 bil.	-4.3%	0	$8.959 bil.	3.5%	40
Functional goal (1)	-	-	0	-	-	20
			0			100
Overachievement Bonus Potential
Operating income	$2.155 bil.	3.5%	0	$2.290 bil.	10.0%	25
Sales	$8.959 bil.	3.5%	0	$9.278 bil.	7.2%	25
Diluted net earnings per share	$4.30	5.7%	0	$4.40	8.1%	25
International sales	$3.160 bil.	5.4%	0	$3.224 bil.	7.5%	25
			0			100
______________

(1)
Qualitative assessment of efforts related to developing a strategy related to the Company's global shared services function and establishing and implementing a plan related to expense reduction throughout the Company.

Mr. Subrahmanian — Group President, International

	2013 Threshold		2013 Target
Core Bonus Potential(1)	Threshold as Percentage Change Over 2012 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target as Percentage Change Over 2012 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating Income	-9.9%	0	6.0%	40
Sales	-4.4%	0	3.4%	40
Functional goal (2)	-	0	-	20
		0		100
Overachievement Bonus Potential(1)
Operating income	6.0%	0	13.2%	25
Sales	3.4%	0	7.0%	25
Diluted net earnings per share	5.7%	0	8.1%	25
International sales	5.4%	0	7.5%	25
		0		100
______________

(1)
Goals are specific to the International Group reporting to Mr. Subrahmanian, except the overachievement goals related to diluted net earnings per share and international sales, which are total Company goals.

(2) Qualitative assessment of efforts regarding the effective integration of Trauson Holdings Company Limited following its acquisition by the Company in March 2013 and establishing a strategy related to increasing the Company’s market share in emerging markets.

Mr. Scannell — Group President, MedSurg and Neurotechnology

	2013 Threshold		2013 Target
Core Bonus Potential(1)	Threshold as Percentage Change Over 2012 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target as Percentage Change Over 2012 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating income	-7.9%	0	8.4%	40
Sales	-2.6%	0	5.3%	40
Functional goal (2)	-	0	-	20
		0		100
Overachievement Bonus Potential(1)
Operating income	8.4%	0	15.7%	25
Sales	5.3%	0	9.0%	25
Diluted net earnings per share	5.7%	0	8.1%	25
International sales	5.4%	0	7.5%	25
		0		100
______________

(1)
Goals are specific to the MedSurg and Neurotechnology Group reporting to Mr. Scannell, except the overachievement goals related to diluted net earnings per share and international sales, which are total Company goals.

(2)	Qualitative assessment of efforts regarding strategy development for the growth and collaborative efforts of the MedSurg and Neurotechnology businesses.

Mr. Floyd — Group President, Orthopaedics

	2013 Threshold		2013 Target
Core Bonus Potential(1)	Threshold as Percentage Change Over 2012 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target as Percentage Change Over 2012 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating Income	-14.2%	0	0.9%	40
Sales	-5.1%	0	2.6%	40
Functional goal (2)	-	0	-	20
		0		100
Overachievement Bonus Potential(1)
Operating income	0.9%	0	7.8%	25
Sales	2.6%	0	6.2%	25
Diluted net earnings per share	5.7%	0	8.1%	25
International sales	5.4%	0	7.5%	25
		0		100
______________

(1)	Goals are specific to the Orthopaedics Group reporting to Mr. Floyd, except the overachievement goals related to diluted net earnings per share and international sales, which are total Company goals.

(2)
Qualitative assessment of efforts regarding the strategy development for advanced technologies in the Company's Orthopaedic business and increasing the use of the Company's products in teaching hospitals and trauma centers.

Mr. Bergy — Vice President, Corporate Secretary and Former Interim Chief Financial Officer(1)

	2013 Threshold			2013 Target
Core Bonus Potential	Threshold	Threshold as Percentage Change Over 2012 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target	Target as Percentage Change Over 2012 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating Income	$2.048 bil.	-1.7%	0	$2.155 bil.	3.5%	25
Functional goals (2)	-	-	0	-	-	75
			0			100
Overachievement Bonus Potential
Operating income	$2.155 bil.	3.5%	0	$2.290 bil.	10.0%	25
Sales	$8.959 bil.	3.5%	0	$9.278 bil.	7.2%	25
Diluted net earnings per share	$4.30	5.7%	0	$4.40	8.1%	25
International sales	$3.160 bil.	5.4%	0	$3.224 bil.	7.5%	25
			0			100
______________

(1)	Mr. Bergy served as Interim Chief Financial Officer in addition to his duties as Vice President, Corporate Secretary until April 22, 2013.

(2)	Qualitative assessment of efforts related to supporting the activities of the Company’s Board of Directors and improving the overall effectiveness of the Corporate Secretary function.
Long-Term Incentive Compensation:     In 2013, our NEOs were awarded stock options and performance stock units, except Mr. Jellison and Mr. Bergy, who were awarded stock options and restricted stock units. Mr. Jellison's stock awards were granted in connection with the commencement of his employment by the Company in April 2013. The stock options granted on February 13, 2013 to our NEOs have an exercise price of $64.01 per share. The stock options granted to Mr. Jellison on April 30, 2013 have an exercise price of $65.66 per share.
The exercise price of the options granted to the NEOs is the closing price on the last trading day before the grant date. Such options have ten-year terms, vest as to 20% of the underlying shares on each of the first five anniversaries of the grant date and are subject to the other terms and conditions generally applicable to options granted to other officers and key employees. Our plans prohibit re-pricing options without shareholder approval.
The performance stock units granted to the NEOs in 2013 will be earned based on the achievement of pre-established three-year average adjusted diluted net earnings per share growth goals as well as sales growth performance relative to a comparison group of companies over the 2013 to 2015 performance period. The performance stock units will vest and be settled in Common Stock in March 2016 following the completion of the three-year performance period. The number of performance stock units ultimately earned can range from 0% to 200% of the target award. In addition, recipients of performance stock units are entitled to dividend equivalents that will be converted into additional performance stock units based on the fair market value of a share of Common Stock on the dividend payment date.
The restricted stock units granted to Mr. Jellison in April 2013 vest 100% on the third anniversary of the grant date. The restricted stock units granted to Mr. Bergy in February 2013 vest one-third on March 21, 2014, one-third on March 21, 2015 and the remaining one-third on March 21, 2016.
The details of the 2013 stock awards grants to the NEOs are provided in the “2013 Grants of Plan-Based Awards” table beginning on page 26. Stock awards in 2013 for other key employees generally consisted of stock options and restricted stock units.
Stock options, performance stock units and restricted stock units are granted to provide employees with a personal financial interest in Stryker’s long-term success, encourage retention through vesting provisions and enable us to compete for the services of employees in an extremely competitive market and industry. Objectives of the long-term incentive portion of our compensation package include:

•	Aligning the personal and financial interests of management and other employees with shareholder interests;

•	Balancing short-term decision-making with a focus on improving shareholder value over the long-term; and

•	Providing a means to attract, reward and retain a skilled management team.
Management makes recommendations to the Compensation Committee about the stock award levels and terms. The stock award levels for the NEOs other than the Chief Executive Officer were approved by the Compensation Committee after receiving recommendations from the Chief Executive Officer. A number of factors are considered in determining the stock award levels for the NEOs, but the final award is ultimately a subjective decision. While the Compensation Committee did not apply specific performance measures or weightings to determine the individual NEO awards of stock options, performance stock units and restricted stock units in 2013, factors considered included the level of responsibility and position within the Company, demonstrated performance over time, value to our future success, the level of retention value from prior awards, Company or business area performance in recent years, comparisons among positions internally and market comparison data. We also considered, in the aggregate for the Company, share availability under our equity plans, the financial expense of stock awards and potential shareholder dilution. The terms and conditions of our stock awards include clawback provisions that are applicable in the event of a violation of the non-compete agreement to which each recipient has agreed. We monitor overhang (a measure of potential earnings dilution from stock awards) as well as run rate (the rate at which stock awards are being awarded from our equity plans) as additional inputs to our stock award decisions.

2011 Performance Stock Units: Results for the 2011-2013 Performance Period
In 2011 the Company granted performance stock units to members of our then executive leadership team for the first time. The 2011 performance stock units ("2011 PSUs") could be earned based on the achievement of two equally weighted financial measures (average adjusted diluted net earnings per share growth and average sales growth relative to a comparison group of companies) over the three-year performance period of January 1, 2011 to December 31, 2013. The Compensation Committee chose these as measures for the 2011 PSUs in order to focus the executive leadership team on longer term growth and profitability. The Committee also believed that it was important to have a measure that assessed the Company's growth on a relative basis, which resulted in the use of sales growth relative to a comparison group. We believe these are the primary measures our investors monitor in evaluating our performance and making investment decisions regarding Stryker stock.
The 2011 PSUs vest and are settled in Common Stock, along with any credited dividend equivalents, on March 21, 2014.
The following is the comparison group of 14 companies used to determine the relative sales growth performance for the 2011 PSUs:

• Abbott Laboratories	• Boston Scientific Corporation	• Smith & Nephew plc
• Alcon Inc.	• Covidien plc	• St. Jude Medical, Inc.
• C.R. Bard, Inc.	• Hill-Rom Holdings, Inc.	• Thermo Fisher Scientific Inc.
• Baxter International Inc.	• Johnson & Johnson	• Zimmer Holdings, Inc.
• Becton, Dickinson and Company	• Medtronic, Inc.
The foregoing companies were selected as they comprised the companies in our executive compensation comparison group, which represented our primary competitors in the medical technology industry, at the time the 2011 PSUs were granted. Genzyme Corp., which was originally included in the comparison group when the 2011 PSUs were granted, was not included in the performance calculation because the sales growth data was not available following its acquisition by Sanofi-Aventis SA in 2011.
The table below presents the performance goals, actual results and calculated payouts for the 2011 PSUs:

Average Adjusted Diluted Net Earnings Per Share Growth	Below Minimum	Minimum	Target	Maximum	Actual
Goal	< 8%	8%	11%	15%	8.4%
Earned PSUs, as % of Target	0	50	100	200	56
Weighted-Average (50%) Earned PSUs, as % of Target					28

Relative Sales Growth	Percentile Ranking				Actual
Goal	Below 25th	25th to 49th	50th to 74th	75th and Above	93
Earned PSUs as % of Target	0	50	100	200	200
Weighted-Average (50%) Earned PSUs, as % of Target					100

Total 2011 PSUs earned, as % of Target(1)					128
____________
(1) The number of 2011 PSUs earned excludes dividend equivalents.
For those NEOs that were granted 2011 PSUs, the number of 2011 PSUs that have been earned, but remain unvested until March 21, 2014, are included in the "Number of Shares or Units of Stock That Have Not Vested" column of the "Outstanding Equity Awards at 2013 Fiscal Year-End" table on page 28.
Retirement Plans:    We offer a defined contribution 401(k) plan — the Stryker Corporation 401(k) Savings and Retirement Plan (“401(k) Plan”) — that is available to all eligible U.S. employees, including the NEOs, as well as a nonqualified supplemental defined contribution plan — the Stryker Corporation Supplemental Savings and Retirement Plan (“Supplemental Plan”) — in which certain employees, including the NEOs, may participate. The purpose of these Plans is to assist our employees and executives with retirement income savings and increase the attractiveness of employment at Stryker. The Supplemental Plan is designed to provide a consistent level of benefit as a percentage of current compensation by restoring benefits that would otherwise be limited due to the covered compensation limits under the tax-qualified 401(k) Plan. The amounts of the Company’s matching contribution to the accounts of each NEO are determined by the NEO’s eligible compensation and individual contribution rate. The Company has historically made a discretionary contribution in March of each year equal to 7% of the prior year’s eligible compensation for all employees eligible under the 401(k) Plan and Supplemental Plan, including the NEOs. The amounts contributed under the 401(k) Plan and the Supplemental Plan for 2013 on behalf of each NEO are included in the “All Other Compensation” column of the “Summary Compensation Table” (see page 24). Additionally, the amounts contributed under the Supplemental Plan for 2013 on behalf of each NEO and his account balance under the Supplemental Plan, along with a description of the 401(k) Plan and Supplemental Plan, are provided in the “2013 Nonqualified Deferred Compensation” table and the narrative associated with the table on page 30.
The Company made contributions on behalf of Mr. Subrahmanian to the government pension program — the Central Provident

Fund — in Singapore as mandated by law and this value is included in the “All Other Compensation” column of the “Summary Compensation Table” (see page 24). We have defined benefit pension programs for some employees in certain international locations; however, no NEO participates in any defined benefit pension plan sponsored by Stryker.
Health and Welfare Benefits Plans:    We provide benefits, such as medical, prescription, dental, vision, life insurance and disability coverage, to each NEO under the same benefits plans that we offer to all our eligible U.S.-based employees or, in the case of Mr. Subrahmanian, to U.S. employees on an expatriate assignment. The benefits plans are part of our overall total compensation offering and provide appropriate healthcare coverage and security for our employees and their families at costs affordable to the Company. The Company does not pay for any form of post-retirement healthcare benefits for any employee.
Perquisites:    We provide perquisites and personal benefits based on considerations unique to each NEO position. We believe our practices regarding perquisites are conservative. In 2013, we paid for costs associated with an executive physical examination for each of our NEOs. We provided Mr. Jellison and Mr. Floyd with relocation assistance in 2013. As a portion of the relocation benefits were considered personal income, Mr. Jellison and Mr. Floyd received tax gross-up payments in 2013 to offset the income taxes on certain portions of the relocation benefits. We also provided Mr. Lobo an allowance to cover the costs related to temporary housing in the Kalamazoo, Michigan area. As the housing allowance was considered personal income, Mr. Lobo received a tax gross-up payment in 2013 to offset the income taxes related to the housing allowance benefit. In addition, we determined under the Internal Revenue Code and SEC disclosure rules that a personal benefit should be attributed to Mr. Floyd for certain meeting expenses associated with attending and presenting at an Orthopaedics division sales force meeting in 2013. Mr. Lobo and Mr. Floyd each had instances of personal use of Company aircraft in 2013. Mr. Lobo's personal use of Company aircraft related to one trip, on which his immediate family members accompanied him, in order to become familiar with the Kalamazoo, Michigan community. Mr. Floyd had one instance of personal use of Company aircraft that related to commuting from his prior residence in Fort Wayne, Indiana to his primary work location in New Jersey. The Company also paid for the cost related to a charter flight for Mr. Floyd from one of the Company's business locations in Pennsylvania to Mr. Floyd's prior residence. The benefit to Mr. Lobo associated with personal use of Company aircraft was imputed as income for tax purposes at Standard Industry Fare Level rates and he was responsible for paying the associated taxes. Under the applicable tax regulations, there was no imputed income associated with Mr. Floyd's personal use of Company aircraft or the charter flight. We provided Mr. Subrahmanian a Company-provided automobile, including associated expenses, club memberships, a cost of living allowance to maintain an equivalent level of purchasing power in Singapore relative to the United States, certain basic housing and utilities allowances, education allowances for his children, payment for the transport and temporary storage of household goods, and payment of tax preparation services related to his expatriate assignment. We also paid certain taxes to the Singapore and United States tax authorities on behalf of Mr. Subrahmanian in connection with his expatriate assignment. The benefits and perquisites provided to Mr. Subrahmanian were in accordance with our understanding of customary practice for executive level expatriates in the Singapore market. The values of the above perquisites and other personal benefits are included in the “All Other Compensation” column of the “Summary Compensation Table” (see page 24) for 2013.

Impact of Decisions Regarding One Compensation Element on Decisions Regarding Other Compensation Elements
Our practice is to review each NEO’s compensation elements individually and monitor the total of the various elements. We consider each element and the total against our compensation objectives as stated in our Executive Compensation Philosophy. Decisions related to one compensation element (e.g., bonus payment earned) generally do not materially affect decisions regarding any other element (e.g., stock award grants) because the objectives of each element differ. For example, we intend bonus payments to reward short-term performance for achievement of annual bonus plan goals, while we make decisions related to stock awards to align the interests of the recipients with the Company’s long-term performance and enhance our retention hold on recipients.
Our 401(k) Plan and Supplemental Plan are funded on an annual basis and do not result in potential future liabilities to the Company. Decisions about these plans do not impact decisions related to salary or bonus decisions for our NEOs and vice versa.
Positions at higher levels at Stryker generally have a greater emphasis on variable pay elements of bonus and stock awards, although no specific formula, schedule or structure is currently applied in establishing the percentage of total compensation delivered through any compensation element.
Equity Plans and Equity-Based Compensation Award Granting Policy
We have adopted a granting policy covering all stock awards, both off-cycle (including hire-on) and ongoing annual grants. Under the policy, stock awards are granted by the Compensation Committee and, for awards to the Chief Executive Officer, are submitted for approval to the independent directors of the Board. Non-employee director grants are made by the full Board. The Compensation Committee has delegated to the Chief Executive Officer the authority to make “off-cycle grants” to new employees as a result of the acquisition of another company, in situations where we are seeking to attract a senior level hire or recognize an employee for significant achievements or in other special circumstances. In 2013, we made off-cycle grants to new hires, including those who became employees as a result of an acquisition, and to select employees to create a retention incentive. Annual limits for off-cycle grants are defined both per individual employee (20,000 stock options and, for awards other than options, 6,993 shares under our 2011 Long-Term Incentive Plan) and in the aggregate (300,000 stock options, and for awards other than options, 104,895 shares under our 2011 Long-Term Incentive Plan).
The fair market value of Stryker stock used to establish the exercise price of all options will be the closing sales price per share as reported on the NYSE Composite Transactions for the last trading day prior to the grant date. No stock grant will be backdated and the timing of the public release of material information or the grant of any stock award will not be established with the intent of unduly benefiting a grantee under a stock award. Each annual grant and off-cycle grant of equity-based compensation will be awarded on a pre-determined date as follows:

•
The annual grant of stock awards will generally be made on the date of the February meeting of the Board of Directors. Any change in the annual grant date must be made with the prior approval of the Board.

•
Off-cycle awards may be granted by the Chief Executive Officer, pursuant to delegated authority from the Compensation Committee, on the first business day of May, August or November following the date of hire or the determination that an award is warranted in other circumstances. Off-cycle awards must be reported to the Compensation Committee and the Board of Directors at their next regular meetings.

Where permissible by law, we require U.S. employees who receive stock awards to sign a version of the Company’s confidentiality, non-competition and non-solicitation agreement. Effective for stock awards made during and after 2006, we have included clawback provisions in the terms and conditions of our stock awards that are applicable in the event of a violation of the non-compete agreement to which each of our NEOs has agreed.

Executive and Non-Employee Director Stock Ownership Guidelines
Encouraging long-term ownership of Stryker stock among our management and directors is an important aspect of our executive compensation policies and practices. This reflects our conviction that all senior executives and non-employee directors should have meaningful share ownership positions in the Company to reinforce the alignment of the interests of management and our shareholders. Stryker has a stock ownership guideline policy in place for all non-employee directors and corporate officers and operating division presidents and select other senior management positions in the Company. The guidelines provide that 25% of the net shares from option exercises not be sold until the participant exceeds the applicable ownership guideline. Executives and non-employee directors in compliance with the ownership guidelines may generally exercise stock options and sell the underlying shares, once vested, as long as they continue to meet the ownership guidelines. Our stock ownership requirements for our non-employee directors and NEOs are:

Position	Market Value of Stock Owned	Expected Time Period to Comply
Non-Employee Directors	5 times annual Board retainer	5 years
Chief Executive Officer	5 times salary	5 years
Other NEOs	3 times salary	5 years

For stock ownership guideline calculation purposes, stock owned includes shares owned outright, including 401(k) Plan shares, as well as restricted stock units awarded using an estimate of the net number of shares to be received after taxes, but does not include stock options or outstanding performance stock units. The Compensation Committee periodically reviews the guideline requirements to ensure they continue to be appropriate. The Compensation Committee receives an annual update from management on the progress toward the ownership goals. As of the Company’s last annual measurement date of September 30, 2013, all of our non-employee directors and all of the NEOs subject to the ownership guidelines at that time were at or above the applicable stock ownership guideline requirement or projected to be by their targeted compliance date.
Our NEOs are prohibited from hedging any economic risk that may be associated with their ownership in Stryker stock. Our Insider Trading Policy prohibits the use of derivative securities (e.g., put or call options) or short sales or “selling short against the box” (short selling securities that a person already owns).
Employment Agreements and Severance Policy
We generally do not provide employment agreements, with the exception of unique circumstances or if such agreements are customary in foreign countries. We have no employment or severance agreement in place with any currently employed NEO. We have in the past made, and are likely in the future to make, separation payments to persons who were NEOs based on the specific facts and circumstances.
Company Tax and Accounting Issues
In general, consideration is given to the tax and accounting treatment of our compensation plans at the time of developing the plans, when making changes to plans, in light of any regulatory changes or when making specific compensation decisions related to individual elements. The considered accounting treatments include any that may apply to amounts awarded or paid to our NEOs. The tax considerations include Sections 162(m) and 409A of the Internal Revenue Code.
Deductibility of Executive Compensation:    In evaluating the compensation programs covering our NEOs and making decisions related to payments, the Compensation Committee considers the potential impact on the Company of Section 162(m) of the Internal Revenue Code. Section 162(m) eliminates the deductibility of compensation over $1 million paid to NEOs, other than the principal financial officer, excluding “performance-based compensation” meeting certain requirements. The Compensation Committee generally intends to maximize deductibility of compensation under Section 162(m) of the Internal Revenue Code to the extent consistent with our overall compensation program objectives, while also maintaining maximum flexibility in the design and administration of our compensation programs and in making appropriate payments to executives. Accordingly, the Compensation Committee may choose to authorize compensation that does not meet the requirements of Section 162(m) if it determines such payments are appropriate, and it has done so in the past in the case of the chief executive officer position.
Share-Based Compensation:    We account for compensation expense from our stock awards in accordance with the Compensation — Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB Codification”) that requires companies to measure the cost of employee stock awards based on the grant-date fair value and recognize that cost over the period during which a recipient is required to provide services in exchange for the stock awards, typically the vesting period. We consider the impact on the Company’s compensation expense when determining and making stock awards.

2014 Compensation Decisions
The table below summarizes the 2014 compensation decisions for the 2013 NEOs other than Mr. Bergy, who is no longer an executive officer of the Company. These decisions will be more fully discussed in the proxy statement for our 2015 annual meeting.

Name	Annualized Base Salary ($)	Target Bonus ($)(1)	Number of Stock Options (#)(2)	Number of Performance Stock Units at Target (#)(3)
Kevin A. Lobo	1,060,000	1,378,000	160,215	40,054
William R. Jellison	539,000	377,300	30,810	7,702
Ramesh Subrahmanian	529,000	396,750	39,440	9,860
Timothy J. Scannell	571,000	428,250	51,760	12,940
David K. Floyd	520,000	390,000	39,440	9,860
____________

(1)	Each NEO bonus plan for 2014 includes an opportunity to earn an overachievement bonus of up to an additional 100% of target bonus, based on sales and earnings metrics.

(2)
Stock options to purchase shares of the Company’s Common Stock were granted at an exercise price of $81.14 per share (the closing price as reported by the NYSE Composite Transactions on February 11, 2014, the last trading day before the grant date).

(3)	Key design features for the 2014 performance stock units include the following:

•
Awards will be earned based on the achievement of pre-established three-year average adjusted diluted net earnings per share growth goals as well as sales growth relative to a comparison group of companies;

•	Payout range of 0% to 200% of the target award; and

•	Settled in Common Stock in early 2017 following the completion of the three-year performance period.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, on the basis of such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:

Howard L. Lance, Chair
Howard E. Cox, Jr.
Roch Doliveux, DVM

Members of the Compensation Committee

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes all compensation awarded to, earned by or paid to each of the Company’s NEOs during each of the last three fiscal years or such shorter period since he became an NEO. The additional tables that follow the Summary Compensation Table are intended to be supporting presentations to the Summary Compensation Table. Most compensation elements in the supporting tables are aggregated and included in the Summary Compensation Table. You should refer to the section entitled “Compensation Discussion and Analysis” beginning on page 9 to help you understand the compensation practices and programs resulting in the compensation elements in these tables. A narrative description of the material factors necessary to understand the information in the Summary Compensation Table is provided following the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Kevin A. Lobo	2013	1,025,000	0	3,000,021	2,854,200	1,340,000	217,698	8,436,919
President and Chief	2012	585,417	79,971	5,928,655	1,792,267	465,421	376,423	9,228,154
Executive Officer	2011	288,750	0	479,678	428,417	162,012	950,821	2,309,678
William R. Jellison	2013	363,920	67,500	985,685	974,056	248,246	173,951	2,813,358
Vice President and Chief
Financial Officer(1)
Ramesh Subrahmanian	2013	512,500	0	749,941	713,588	345,171	874,850	3,196,050
Group President,	2012	500,000	0	1,110,301	374,159	246,090	551,534	2,782,084
International(2)
Timothy J. Scannell	2013	553,333	0	999,964	951,400	399,895	99,887	3,004,479
Group President,	2012	507,222	0	1,255,342	482,657	354,734	87,429	2,687,384
MedSurg and	2011	460,000	0	687,625	594,346	270,123	98,437	2,110,531
Neurotechnology
David K. Floyd	2013	477,500	0	749,941	713,588	415,954	471,032	2,828,015
Group President,
Orthopaedics
Dean H. Bergy	2013	349,750	205,219	120,240	122,027	73,799	78,280	949,315
Vice President,	2012	320,667	97,031	120,048	97,041	59,636	38,073	732,496
Corporate Secretary and
Former Interim
Chief Financial Officer(3)
______________

(1)	Mr. Jellison joined the Company on April 22, 2013.

(2)	USD amounts in this proxy statement with respect to Mr. Subrahmanian have been calculated using calendar quarter 2013 average exchange rates.

(3)	Mr. Bergy served as Interim Chief Financial Officer in addition to his duties as Vice President, Corporate Secretary until April 22, 2013.
Salary. The Salary column represents the base salary paid to the NEO during the reported year. This column includes the portion of salary payments deferred into our 401(k) Plan and Supplemental Plan.
Bonus. The Bonus column reflects discretionary cash payments. The discretionary payment to Mr. Jellison in 2013 was a sign-on bonus in connection with his employment with the Company. The discretionary payments to Mr. Bergy in 2012 and 2013 relate to his services as Interim Chief Financial Officer. The discretionary payment to Mr. Lobo in 2012 reflects his performance and the Company’s performance after his promotion to President and Chief Executive Officer in October 2012. Payments under our individual NEO bonus plans pursuant to our Executive Bonus Plan are reflected in the Non-Equity Incentive Plan Compensation column and are discussed below under that heading.

Stock Awards.   The Stock Awards column represents the aggregate grant-date fair value of restricted stock units and performance stock units, calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification based on the number of shares granted (target shares for performance stock units) and the closing price of our Common Stock on the last market trading day before the grant date. The grant-date fair value of the NEOs' 2013 performance stock unit awards, if earned at maximum levels, was $6,000,041, $1,499,882, $1,999,928, and $1,499,882 for Mr. Lobo, Mr. Subrahmanian, Mr. Scannell and Mr. Floyd, respectively.
Option Awards.   The Option Awards column represents the aggregate grant-date fair value of stock option awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. Stock option values are derived using the

Black-Scholes option pricing model assumptions that are discussed under the heading “Grant-Date Fair Value of Stock and Option Awards” beginning on page 26.
Non-Equity Incentive Plan Compensation.   The Non-Equity Incentive Plan Compensation column reflects the non-discretionary bonus plan amounts earned by the NEOs during the reported year and paid in February of the following year under our Executive Bonus Plan. This column also includes any portion of such payments that each NEO deferred into the 401(k) Plan and Supplemental Plan. The 2013 amount for Mr. Lobo includes an upward adjustment of $39,267 in recognition of the Company's business acquisition-related activities in 2013. The 2013 amount for Mr. Subrahmanian includes an upward adjustment of $10,815 in recognition of the performance of our Trauson business following its acquisition by the Company in March 2013.
All Other Compensation.   The All Other Compensation column includes the following items for 2013:

•
Stryker 401(k) Plan and Supplemental Plan matching contributions and discretionary contributions made in March 2014 pertaining to the 2013 Plan year, in amounts of $172,743, $17,850, $83,445, $99,887, $52,525 and $78,280 for Mr. Lobo, Mr. Jellison, Mr. Subrahmanian, Mr. Scannell, Mr. Floyd and Mr. Bergy, respectively. The value related to Mr. Jellison reflects only the discretionary contribution to the 401(k) Plan as he was not eligible to receive a 401(k) Plan matching contribution or Supplemental Plan matching and discretionary contributions pertaining to the 2013 Plan year.

•	Perquisites and personal benefits received by each NEO if the total was more than $10,000, per SEC disclosure rules.

•
In Mr. Lobo’s case, the perquisites and personal benefits include costs associated with an executive physical examination, an allowance to cover the costs related to temporary housing and the aggregate incremental cost for one instance of usage of Company aircraft to travel to and from Kalamazoo, Michigan in order to allow Mr. Lobo and his immediate family members to become familiar with the community. There were no aggregate incremental costs to the Company associated with Mr. Lobo's family members accompanying him on these flights. The incremental cost is based on the average variable operating cost, which includes the cost of fuel, aircraft maintenance, engine reserves, crew travel, landing fees, ramp fees and other miscellaneous variable costs. Because the Company’s corporate aircraft is used primarily for business travel, we excluded from this calculation pilot salaries, insurance, depreciation and other fixed costs that do not change based on usage. The benefit to Mr. Lobo associated with personal use of Company aircraft was imputed as 2013 income for tax purposes at Standard Industry Fare Level rates and he paid the associated taxes. Mr. Lobo also received tax gross-up payments totaling $15,625 related to the temporary housing allowance he received in 2013.

•
In Mr. Jellison's case, the perquisites and personal benefits include costs associated with an executive physical examination and expenses related to relocation ($102,772). Mr. Jellison also received tax gross-up payments totaling $51,511 related to the reimbursement of a portion of his relocation expenses.

•
In Mr. Subrahmanian’s case, the perquisites and personal benefits include costs associated with an executive physical examination, Company-provided automobile and related expenses ($77,020), club memberships, a cost of living allowance to maintain an equivalent level of purchasing power in Singapore relative to the United States, certain basic housing allowances — rent, fees, and utilities ($174,929), transportation and temporary storage of household goods ($45,381), education allowances for his children ($79,612), tax preparation services related to his expatriate assignment and payments to the Singapore government pension program ($6,731). Additionally, we paid certain taxes to the Singapore and U.S. tax authorities on behalf of Mr. Subrahmanian in connection with his expatriate assignment ($243,405). Mr. Subrahmanian also received tax gross-up payments totaling $93,120 related to his expatriate assignment.

•
In Mr. Floyd's case, the perquisites and personal benefits include costs associated with an executive physical examination, a personal benefit attributed to certain meeting expenses associated with attending and presenting at an Orthopaedics division sales force meeting in 2013, expenses related to relocation ($254,611) and the aggregate incremental cost, calculated as summarized above with respect to Mr. Lobo, for usage of Company aircraft for one trip to commute from his prior residence to his primary work location in New Jersey and the cost of one chartered flight to return Mr. Floyd to his prior residence from one of the Company's business locations in Pennsylvania. Mr. Floyd also received tax gross-up payments relating to the reimbursement of a portion of his relocation expenses totaling $132,065.

The Compensation Committee has directed that the Company avoid the use of tax gross-ups on perquisites and personal benefits for NEOs except for relocation expenses and items related to expatriate assignments and in isolated cases where particular circumstances warrant.

Primary Compensation Elements.   The following table indicates the percentages of our three primary compensation elements of salary, actual bonus and stock awards consisting of performance stock units, restricted stock units and stock options, in relation to the total of such elements for each NEO:

Name	Salary (%)	Bonus Plan Payment (%)	Performance Stock Units Grant-Date Value (%)(1)	Restricted Stock Units Grant-Date Value (%)(1)	Stock Option Grant-Date Value using Black-Scholes (%)(1)
Kevin A. Lobo	12%	16%	37%	0%	35%
William R. Jellison	14%	12%	0%	37%	37%
Ramesh Subrahmanian	22%	15%	32%	0%	31%
Timothy J. Scannell	19%	14%	34%	0%	33%
David K. Floyd	20%	18%	32%	0%	30%
Dean H. Bergy	40%	32%	0%	14%	14%
______________

(1)
Uses aggregate grant-date fair value in accordance with the Compensation — Stock Compensation Topic of the FASB Codification for 2013 awards of performance stock units, restricted stock units and stock option grants. See ”Grant-Date Fair Value of Stock and Option Awards” below.

2013 Grants of Plan-Based Awards
The table below sets forth additional information regarding the range of annual bonus plan payout potential for 2013, the range of payout potential for performance stock unit awards granted in 2013 and the restricted stock units and stock options granted to the NEOs in 2013 that are disclosed in the Summary Compensation Table.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on Grant Date ($/sh)	Grant-Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
K. Lobo	2/13/2013	268,000	1,340,000	2,680,000	23,434	46,868	93,736	—	187,470	64.01	63.88	5,854,221
W. Jellison	4/30/2013	51,148	255,740	511,480	—	—	—	15,991	63,965	65.66	65.58	1,959,741
R. Subrahmanian	2/13/2013	72,100	360,500	721,000	5,858	11,716	23,432	—	46,870	64.01	63.88	1,463,529
T. Scannell	2/13/2013	83,400	417,000	834,000	7,811	15,622	31,244	—	62,490	64.01	63.88	1,951,364
D. Floyd	2/13/2013	67,200	336,000	672,000	5,858	11,716	23,432	—	46,870	64.01	63.88	1,463,529
D. Bergy	2/13/2013	4,950	79,200	158,400	—	—	—	2,004	8,015	64.01	63.88	242,267

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards.   Amounts in these columns represent the possible range (threshold to target to maximum) of cash payments possible under the 2013 individual bonus plans for the NEOs. Bonus payments would have been zero if performance had been below threshold. The “Summary Compensation Table” on page 24 shows the actual non-equity incentive plan payments received for 2013.
Estimated Possible Payouts Under Equity Incentive Plan Awards.   Amounts in these columns represent the possible range (threshold to target to maximum) of performance stock units, which will be settled in shares of Common Stock, that would be earned based on the achievement of pre-established goals for the 2013 to 2015 performance period. The number of performance stock units earned could be zero if performance is below threshold.
All Other Stock Awards: Number of Shares of Stock or Units, All Other Option Awards: Number of Securities Underlying Options, Exercise or Base Price of Option Awards and Closing Market Price on the Date of Grant.   The awards of restricted stock units and stock option grants are shown in number of shares. The exercise price of all option awards is the closing market price of our Common Stock on the last trading day before the grant date in accordance with the terms of our equity-based compensation plans.
Grant-Date Fair Value of Stock and Option Awards.   This column represents the aggregate grant-date fair value of each stock option, restricted stock unit and performance stock unit granted in 2013, calculated in accordance with the provisions of the Compensation — Stock Compensation Topic of the FASB Codification. The performance stock unit awards that were granted in February 2013, if earned based on achievement of the pre-established goals, vest 100% on March 21, 2016. The restricted stock units granted to Mr. Jellison in April 2013 vest 100% upon the third anniversary of grant, April 30, 2016. The restricted stock units granted to Mr. Bergy in February 2013 vest one-third on March 21, 2014, one-third on March 21, 2015 and the remaining one-third on March 21, 2016. The actual value an NEO realizes from the awards of restricted stock units or performance stock units will depend on the price of our Common Stock on the date of vesting and, in the case of performance stock units, the number of shares earned.

The stock option values throughout this proxy statement, unless otherwise noted, have been calculated using the Black-Scholes option pricing model and the assumptions for each year as set forth in the following table:

Black-Scholes Model Assumptions(1)	2013	2012	2011
Risk-free interest rate	1.32%	1.35%	2.92%
Expected dividend yield	1.94%	1.54%	1.39%
Expected stock price volatility	27.9%	27.6%	26.9%
Expected option life	7.1 years	7.1 years	6.9 years
______________

(1)
The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. Expected stock price volatility is based on historical volatility of the Company’s stock. The expected option life, representing the period of time that options are expected to be outstanding, is based on historical option exercise and employee termination data.

The Black-Scholes assumptions associated with Mr. Jellison's April 30, 2013 grant are a risk-free interest rate of 1.02%, expected dividend yield of 1.94%, expected stock price volatility of 27.9% and expected option life of 7.1 years.
Stock option awards have a ten-year term and generally become exercisable as to 20% of the underlying shares on each of the first five anniversary dates of the date of grant. The actual value an NEO realizes from the stock option grants will depend on the difference between the market price of the underlying shares at exercise and the exercise price of the option established at the time of grant.

Outstanding Equity Awards at 2013 Fiscal Year-End
This table sets forth information as to unexercised options, unvested restricted stock units and unvested performance stock units held by the NEOs at December 31, 2013 (dollar values, except option exercise price, are based on the closing price of $75.14 as reported by the NYSE Composite Transactions on December 31, 2013):

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kevin A. Lobo	4-26-11	10,342	15,513	58.02	4-25-21	8,618	647,557	—	—
	2-21-12	5,597	22,388	53.60	2-20-22	9,000	676,260	9,328	700,906
	10-01-12	21,559	86,236	55.66	9-30-22	53,899	4,049,971	35,932	2,699,930
	2-13-13	0	187,470	64.01	2-12-23	—	—	46,868	3,521,662
William R. Jellison	4-30-13	0	63,965	65.66	4-29-23	15,991	1,201,564	—	—
Ramesh Subrahmanian	9-27-11	12,694	19,041	47.27	9-26-21	10,578	794,831	—	—
	2-21-12	5,597	22,388	53.60	2-20-22	9,000	676,260	9,328	700,906
	2-13-13	0	46,870	64.01	2-12-23	—	—	11,716	880,340
Timothy J. Scannell	3-05-04	36,000	0	45.21	3-04-14	—	—	—	—
	4-22-05	40,000	0	48.27	4-21-15	—	—	—	—
	2-07-06	50,000	0	46.85	2-06-16	—	—	—	—
	2-14-07	47,000	0	62.65	2-13-17	—	—	—	—
	2-12-08	48,400	0	67.80	2-11-18	—	—	—	—
	2-10-09	68,000	17,000	42.00	2-09-19	—	—	—	—
	2-23-10	41,202	27,468	53.09	2-22-20	—	—	—	—
	2-09-11	13,822	20,733	59.70	2-08-21	14,734	1,107,113	—	—
	2-21-12	7,220	28,880	53.60	2-20-22	9,000	676,260	12,034	904,235
	2-13-13	0	62,490	64.01	2-12-23	—	—	15,622	1,173,837
David K. Floyd	12-5-12	5,520	22,080	54.35	12-4-22	9,200	691,288	—	—
	2-13-13	0	46,870	64.01	2-12-23	—	—	11,716	880,340
Dean H. Bergy	2-07-06	35,000	0	46.85	2-06-16	—	—	—	—
	2-14-07	55,000	0	62.65	2-13-17	—	—	—	—
	2-12-08	52,800	0	67.80	2-11-18	—	—	—	—
	11-01-12	1,463	5,852	52.60	10-31-22	1,626	122,178	—	—
	2-13-13	0	8,015	64.01	2-12-23	2,004	150,581	—	—
______________

(1)	All stock option awards vest as to 20% of the shares on each of the first five anniversary dates of the date of grant.

(2)	The following table presents information related to the vesting schedules of restricted stock units ("RSUs") and earned, but unvested, performance stock units ("PSUs") for each of the NEOs:

Name	Grant Date	Award Type	Vesting Schedule
Kevin A. Lobo	4-26-11	RSUs	100% on 4-26-14
	2-21-12	RSUs	25% on 3-21-13, 25% on 3-21-14 and 50% on 3-21-15
	10-1-12	RSUs	100% on 10-1-15
William R. Jellison	4-30-13	RSUs	100% on 4-30-16
Ramesh Subrahmanian	9-27-11	RSUs	100% on 9-27-14
	2-21-12	RSUs	25% on 3-21-13, 25% on 3-21-14 and 50% on 3-21-15
Timothy J. Scannell	2-9-11	PSUs	100% on 3-21-14
	2-21-12	RSUs	25% on 3-21-13, 25% on 3-21-14 and 50% on 3-21-15
David K. Floyd	12-5-12	RSUs	100% on 12-5-15
Dean H. Bergy	11-1-12	RSUs	One third on 2-21-13, one third on 2-21-14 and one third on 2-21-15
	2-13-13	RSUs	One third on 3-21-14, one third on 3-21-15 and one third on 3-21-16

(3)
The 2012 and 2013 performance stock unit awards are earned based on the achievement of pre-established goals covering the performance periods of 2012-2014 and 2013-2015, respectively. The numbers shown represent the target number of units that can be earned, excluding dividend equivalents. The following table presents information related to the vesting of unearned performance stock units for each of the NEOs.

Name	Grant Date	Vesting Schedule of Earned Units
Kevin A. Lobo	2-21-12	100% on 3-21-15
	10-1-12	100% on 3-21-15
	2-13-13	100% on 3-21-16
Ramesh Subrahmanian	2-21-12	100% on 3-21-15
	2-13-13	100% on 3-21-16
Timothy J. Scannell	2-21-12	100% on 3-21-15
	2-13-13	100% on 3-21-16
David K. Floyd	2-13-13	100% on 3-21-16

2013 Option Exercises and Stock Vested
The table below includes information related to options exercised by and restricted stock units vested in respect of each of the NEOs. The table also includes the value realized for such options and restricted stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Kevin A. Lobo	—	—	3,000	196,110
William R. Jellison	—	—	—	—
Ramesh Subrahmanian	—	—	3,000	196,110
Timothy J. Scannell	40,000	938,800	3,000	196,110
David K. Floyd	—	—	—	—
Dean H. Bergy	—	—	813	51,284
______________

(1)	Represents the difference between the market price of the underlying shares at exercise and the exercise price of the option established at the time of grant.

(2)	Represents the market price of the underlying shares on the date of vesting (February 21, 2013 for Mr. Bergy and March 21, 2013 for Mr. Lobo, Mr. Subrahmanian and Mr. Scannell).
Pension Benefits
None of our NEOs participates in any defined benefit pension plan sponsored by the Company.

2013 Nonqualified Deferred Compensation
NEOs are eligible to participate in the Stryker Corporation 401(k) Plan, a qualified defined contribution plan that is available to all eligible U.S. employees, and the Stryker Corporation Supplemental Plan, a nonqualified supplemental defined contribution plan in which select U.S.-based executives may participate. Under the 401(k) Plan, we match fifty cents per dollar of the first 8% of compensation contributed by the employee up to the Internal Revenue Code limits ($17,500 annual deferral and $255,000 compensation in 2013). The Supplemental Plan provides benefits comparable to the 401(k) Plan after Internal Revenue Code limits have been reached. Participants may contribute up to 75% of total eligible compensation (salary and bonus for the NEOs) under the 401(k) Plan and Supplemental Plan. In addition to the Company match, a discretionary Company contribution may be made to the 401(k) Plan and Supplemental Plan each year. For 2013, a discretionary contribution of 7% of eligible compensation for all employees eligible under the 401(k) Plan and Supplemental Plan, including all of our NEOs, except Mr. Jellison who was eligible for only the 401(k) Plan discretionary contribution, was paid in March of 2014. The following table shows information about NEO participation in our Supplemental Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Kevin A. Lobo	108,131	146,143	84,545	0	374,372
William R. Jellison	0	0	0	0	0
Ramesh Subrahmanian	93,914	56,845	76,381	0	286,280
Timothy J. Scannell	73,307	73,287	411,000	0	1,675,664
David K. Floyd	15,200	25,925	1,575	0	41,100
Dean H. Bergy	190,491	51,680	736,583	0	3,841,945
______________

(1)
These amounts, contributed in March 2014 but earned for 2013, are included in the “All Other Compensation” column of the “Summary Compensation Table” on page 24. Mr. Jellison was not eligible to receive matching and discretionary contributions pertaining to the 2013 Plan year under the Supplemental Plan.

(2)
Aggregate balance consists of employee and Company contributions and investment earnings. The 2013 year-end balance includes registrant contributions made in March 2014 that were earned in 2013. The following amounts of the reported aggregate balance were compensation for 2012 or 2011 and are included in the “All Other Compensation” column for those years for the NEOs other than Mr. Jellison and Mr. Floyd, whose compensation prior to 2013 is not required to be disclosed:

Name	Registrant Contributions in 2012 ($)	Registrant Contributions in 2011 ($)
Kevin A. Lobo	55,437	0
Ramesh Subrahmanian	40,195	—
Timothy J. Scannell	59,508	57,670
Dean H. Bergy	12,023	—

Matching and discretionary contributions to our 401(k) Plan and Supplemental Plan vest based on the total service years of the participant, as follows: 20% with two years of service; 40% with three; 60% with four; and 100% with five years of service.
Earnings on all amounts in the Supplemental Plan are based on the returns of the investment choices made by the individual. The selected funds and individual allocation may be changed by the participant at any time. NEOs’ investment alternatives in the Supplemental Plan are identical to the investment alternatives of all eligible employees under the 401(k) Plan, except that the Supplemental Plan does not allow investment in the Stryker Stock Fund (our matching contribution under the 401(k) Plan on the first 4% of compensation is invested in the Stryker Stock Fund) or life-cycle funds. The investment alternatives are regularly reviewed and periodically change. As of December 31, 2013, participants could choose among several different investment types, including domestic and international equity, fixed income, short-term investment and balanced fund investments. No guaranteed interest rates or returns are provided on investments in the 401(k) Plan or Supplemental Plan.
Benefits from the Supplemental Plan may be paid as a lump sum or in installments, or a combination thereof, based on the individual’s payment election. Supplemental Plan benefits payable to NEOs for amounts subject to Internal Revenue Code Section 409A (generally amounts that were earned and vested after 2004) will not be paid earlier than six months from termination of employment if termination was for any reason other than death. In the case of death, payments will be made within 60 days if the participant elected the lump sum payment alternative.

Potential Payments upon Termination
Potential Severance Payments to NEOs Upon Termination:    We have no employment or severance agreement in place with any currently employed NEO. We have in the past paid, and are likely in the future to pay, severance to NEOs based on the specific facts and circumstances. All of our NEOs have agreed to Stryker’s confidentiality, non-competition and non-solicitation agreement that provides for potential monthly payments to compensate the individual for not competing in circumstances following termination if the individual is unable to be re-employed without competing, demonstrates efforts to find work that does not violate the non-compete provisions and meets certain other requirements and Stryker does not elect to waive enforcement of the non-competition provisions of the agreement. The non-competition provisions of the agreement are effective for 12 months following termination of employment and if Stryker is required to make payments, the agreement requires monthly payment of 1/12th of the total salary and incentive bonus (exclusive of benefits, stock awards, and any indirect or deferred compensation) paid in the 12 months preceding termination of employment, less any compensation the individual has received or has the right to receive from Stryker or any other source during the 12 months following termination, including severance payments. The Company could be required to pay Mr. Lobo, Mr. Jellison, Mr. Subrahmanian, Mr. Scannell, Mr. Floyd and Mr. Bergy amounts totaling $2,370,000, $840,746, $860,171, $955,895, $895,954 and $543,018, respectively, if we elected to enforce the non-compete provisions and they satisfied the other requirements. The amounts set forth for them assume 2013 salary and bonus levels, a December 31, 2013 termination date and no reduction in payment due to severance payments or other sources of compensation, including amounts received as a result of employment by a non-competitor. Actual future amounts to be paid would vary from the figures above based on factors including termination date, termination event and circumstances, compensation rates at the time, severance payments, the Company’s decision whether to enforce the non-compete, compensation paid by future employers and other factors and assumptions.
Stock options granted since February 7, 2006 and awards of restricted stock units and performance stock units have the following treatment at various terminating events:

Reason for Employment Termination:	Vested Options Exercisable:	Unvested Options or Units Are:
Death or Disability	For one year from termination
Options and restricted stock units are 100% vested and options remain exercisable for one year. Performance stock units have prorated vesting through the termination date and are earned based on the performance through the most recently completed year.

Retirement(1)	Until original expiration date	Options are 100% vested and exercisable until original expiration date. Unvested restricted stock units and performance stock units are forfeited upon retirement.
Other Reasons	For 30 days from termination	Forfeited(2)
______________

(1)
Retirement is defined for purposes of our stock plans as termination at or after age 65, or age 60 if the individual has been employed by us for at least 10 years. As of December 31, 2013, none of the NEOs met the age and service requirements for retirement as defined in the stock plans.

(2)
The estimated value of unvested options, restricted stock units and performance stock units that would have been forfeited by each NEO if his employment had terminated as of December 31, 2013 are the same as the values shown in the table in the following section “Potential Payments Upon Certain Corporate Transactions.”

The timing of payment of certain amounts, for example the Supplemental Plan payments, is structured to comply with Internal Revenue Code Section 409A, which generally requires payments (other than grandfathered payments) to our NEOs to be made no earlier than six months following termination.
The Company does not pay for any form of post-retirement healthcare benefits for our NEOs or any other employee.

Potential Payments upon Certain Corporate Transactions:    Our 2006 and 2011 Long-Term Incentive Plans expressly permit the Compensation Committee at its sole discretion to accelerate vesting and take other actions on awards that it deems appropriate following a change in control of the Company.
As of December 31, 2013, each NEO held the number of unvested stock options, as well as unvested restricted stock units and performance stock units set forth opposite his name below that could be vested upon the occurrence of a change in control. The unrealized values of the unvested options and units are based on the closing price as reported by the NYSE Composite Transactions on December 31, 2013.

			Restricted Stock Units		Performance Stock Units
Name	Number of Shares Underlying Unvested Options (#)	Unrealized Value of Unvested Options ($)	Number of Shares Underlying Unvested Units (#)	Unrealized Value of Unvested Units ($)	Number of Shares Underlying Unvested Units (#)(1)	Unrealized Value of Unvested Units ($)
Kevin A. Lobo	311,607	4,514,238	71,517	5,373,787	92,128	6,922,498
William R. Jellison	63,965	606,388	15,991	1,201,564	—	—
Ramesh Subrahmanian	88,299	1,534,573	19,578	1,471,091	21,044	1,581,246
Timothy J. Scannell	156,571	2,806,756	9,000	676,260	42,390	3,185,185
David K. Floyd	68,950	980,706	9,200	691,288	11,716	880,340
Dean H. Bergy	13,867	221,111	3,630	272,758	—	—
______________

(1)
Represents the earned amount relating to the 2011 grant of performance stock units, excluding dividend equivalents, which will vest on March 21, 2014 and the target number of performance stock units that could be earned, excluding dividend equivalents, relating to the 2012 and 2013 grants of performance stock units.

COMPENSATION OF DIRECTORS
Director Compensation
The structure of our non-employee director pay program in 2013 was generally unchanged from 2012 . Directors who are also employees receive no additional compensation for their service as a director. Directors who were not employees received a fixed annual fee of $60,000 in 2013 and an additional annual fee of $55,000 if they served on one or more Committees of the Board. The Audit Committee chair received an additional $20,000 and all other Committee chairs received an additional $10,000. Dr. Doliveux, Mr. Lance and Ms. Stryker each received $25,000 in 2013 for their service on a special committee formed by the Board in February 2012 to lead a search for a new Chief Executive Officer to replace our previous CEO, who had resigned at that time. Ms. Francesconi received $45,000 for her service as chair of that committee. Mr. Parfet received an additional fee for his services as Non-Executive Chairman, which resulted in his annual cash compensation for all roles in which he serves the Company totaling $300,000. During 2013, we granted each outside director an option to purchase 5,520 shares of Common Stock, with an exercise price of $64.01, equal to the closing price on the last market trading day before the grant date, and 1,380 restricted stock units.
The table below sets forth the actual compensation paid during 2013 to our directors who were not employees.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Howard E. Cox, Jr.	125,000	86,871	84,041	295,912
Srikant M. Datar, Ph.D.	115,000	86,871	84,041	285,912
Roch Doliveux, DVM	140,000	86,871	84,041	310,912
Louise L. Francesconi	170,000	86,871	84,041	340,912
Allan C. Golston	135,000	86,871	84,041	305,912
Howard L. Lance	150,000	86,871	84,041	320,912
William U. Parfet	300,000	86,871	84,041	470,912
Andrew K. Silvernail(1)	5,918	0	0	5,918
Ronda E. Stryker	140,000	86,871	84,041	310,912
______________
(1) Mr. Silvernail was elected a director on November 26, 2013. The annualized fee of $60,000 for Mr. Silvernail was pro-rated for his partial year of service.

(2)
The Stock Awards column represents the aggregate grant-date fair value of awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification based on the number of shares granted and the closing price of our Common Stock on the last trading day before the grant date.

(3)
The Option Awards column represents the aggregate grant-date fair value of awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification for stock option grants made in 2013. Stock Compensation values are derived using the Black-Scholes option pricing model assumptions that are discussed under the heading “Grant-Date Fair Value of Stock and Option Awards” beginning on page 26.

The following table sets forth the number of unvested restricted stock units and unexercised stock options held by each non-employee director as of December 31, 2013:

Name	Stock Awards Outstanding at December 31, 2013 (#)	Option Awards Outstanding at December 31, 2013 (#)
Howard E. Cox, Jr.	1,380	77,170
Srikant M. Datar, Ph.D.	1,380	38,525
Roch Doliveux, DVM	1,380	25,428
Louise L. Francesconi	1,380	61,170
Allan C. Golston	1,380	15,200
Howard L. Lance	1,380	38,945
William U. Parfet	1,380	60,970
Andrew K. Silvernail	0	0
Ronda E. Stryker	1,380	77,170
Options to non-employee directors become exercisable at 20% of the underlying shares per year over five years. Restricted stock units vest on March 21 of the next calendar year after the grant date. Non-employee directors are subject to our stock ownership guidelines of five times the annual retainer within five years of joining the Board. See “Compensation Discussion and Analysis — Executive and Non-Employee Director Stock Ownership Guidelines” on page 22.

On February 12, 2014, each non-employee director was granted an option to purchase 4,355 shares, with an exercise price of $81.14, equal to the closing price on February 11, 2014, the last trading day before the grant date, and 1,089 restricted stock units.
The 2014 annual director fees remain the same as the 2013 fees.

AUDIT COMMITTEE REPORT
We constitute the Audit Committee of the Board of Directors of Stryker Corporation. We serve in an oversight capacity and are not intended to be part of Stryker’s operational or managerial decision-making process. Management is responsible for the preparation, integrity and fair presentation of information in the Consolidated Financial Statements, the financial reporting process and internal control over financial reporting. Stryker’s independent registered public accounting firm is responsible for performing independent audits of the Consolidated Financial Statements and an audit of the Company’s internal control over financial reporting as of December 31, 2013. We monitor and oversee these processes. We also approve the selection and appointment of Stryker’s independent registered public accounting firm and recommend the ratification of such selection and appointment to the Board.
In this context, we met and held discussions with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, throughout the year and reported the results of our activities to the Board of Directors. We specifically did the following:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2013 with Stryker’s management;

•
Discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
Received the written disclosures and the letter from Ernst & Young LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP its independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Submitted by:

Allan C. Golston, Chair
Srikant M. Datar, Ph.D.
Louise L. Francesconi
William U. Parfet

Members of the Audit Committee

PROPOSAL 1 — ELECTION OF DIRECTORS
Nine directors are to be elected to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. All of the nominees listed below are currently members of our Board of Directors. The nominees have consented to serve if elected, and we have no reason to believe that any of them will be unable to serve. If any nominee becomes unavailable for any reason, proxies will be voted for the alternate candidate, if any, chosen by the Board or the number of directors constituting the full Board will be reduced to eliminate the vacancy.
The proxies will be voted for the election of each of the nominees unless instructed otherwise. The Board of Directors recommends that shareholders vote FOR all nominees. Our Restated Articles of Incorporation provide that a director nominee will be elected only if he or she receives a majority of the votes cast with respect to an uncontested election (that is, the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). If a nominee who is currently serving as a director is not re-elected, Michigan law provides that the director would continue to serve as a “holdover director.” Accordingly, under our Corporate Governance Guidelines, each director has submitted an advance, contingent, irrevocable resignation that may be accepted if the shareholders do not re-elect the director. In that situation, the Governance and Nominating Committee will promptly consider the resignation and recommend to the Board whether to accept the resignation or reject it. The Board will act on the Governance and Nominating Committee’s recommendation no later than 90 days thereafter. The Company will promptly publicly disclose the Board’s decision whether to accept the resignation and, if applicable, the reasons for rejecting the tendered resignation in a Form 8-K filed with the SEC. If one or more resignations are accepted by the Board, the Governance and Nominating Committee will recommend to the Board whether to fill the vacancy or vacancies or to reduce the size of the Board.
The nominees for election as directors were approved by the Board following the recommendation of our Governance and Nominating Committee. Set forth below is certain biographical information regarding each of the nominees and a discussion of the particular experience, qualifications, attributes or skills that led the Governance and Nominating Committee and the Board to conclude that such person should serve as a director at this time.

Name, Age, Principal Occupation and Other Information	Director Since
HOWARD E. COX, JR., age 70	1974
Partner of Greylock and its affiliated venture capital partnerships since 1971. He is also a Director Secretary of Defense Business Board, a member of the Harvard Medical School Board of Fellows and of the Investment Committees of the Dana Farber Cancer Institute, Partners Healthcare System, Inc. and the Boston Museum of Fine Arts.

Mr. Cox has a broad and deep level of experience as a board member, having served on over 30 boards of directors, including many that were public companies and a number of which were in the healthcare industry. His extensive experience in the venture capital business has given him valuable insight in assessing overall business risks, particularly related to acquisitions. Having served on the Stryker Board for 40 years, he brings a valuable historical context to our Board.

SRIKANT M. DATAR, Ph.D., age 60	2009
Arthur Lowes Dickinson Professor at the Graduate School of Business Administration of Harvard University since 1996 and Senior Associate Dean from 2001 to 2010. Prior to 1996, he was Professor, Accounting and Management, since 1989 at Stanford University. He is also a director of Novartis AG, a multinational pharmaceutical and consumer health products company, ICF International, Inc., a management, technology and policy consulting firm, HCL Technologies, Ltd. (India), a global IT services company and T-Mobile US, Inc., a provider of wireless voice, messaging and data services.

Dr. Datar has an extensive background in accounting and finance and a variety of other business areas, including organization design and performance measurement. His strong accounting and finance background and his experience as chair of the Audit Committee at Novartis AG, ICF International, Inc. and T-Mobile US, Inc. allow him to make significant contributions on our Audit Committee. His service on the boards of companies involved in pharmaceuticals and high tech based both in Europe and India gives him great insights on assessing Stryker’s technology and strategies to expand our business globally.

ROCH DOLIVEUX, DVM, age 57	2010
     Chief Executive Officer and Chairman of the Executive Committee of UCB S.A., a global biopharmaceutical company, since 2005. Prior thereto, he was Chief Executive Officer of Pierre Fabre Pharmaceuticals and President of Schering-Plough International, a subsidiary of Schering-Plough Corporation.

Dr. Doliveux has extensive experience in life science and health care companies, including product management, global marketing, research and development, and strategic and organizational change management. His exposure to business in many geographies and cultures is very valuable as Stryker seeks to expand its global presence.

Name, Age, Principal Occupation and Other Information	Director Since
LOUISE L. FRANCESCONI, age 60	2006
Former Vice President of Raytheon Company and former President of Raytheon Missile Systems, which she led from 1996 to July 2008. She is also Chairman of the Tucson Medical Center Healthcare Board of Trustees and a director of UNS Energy Corporation, a utility that delivers natural gas and electric service.

Ms. Francesconi’s extensive experience in various leadership roles in operations and finance functions at Raytheon and other major businesses for over 30 years enable her to bring a wealth of insight into the complex operational, financial and governance issues facing the Company. Her role as Chairman of the Tucson Medical Center Board also has provided useful insights from the perspective of a healthcare provider.

ALLAN C. GOLSTON, age 47	2011
President, United States Program for the Bill & Melinda Gates Foundation since 2006, and Chief Financial and Administrative Officer of the Bill & Melinda Gates Foundation from 2000 to 2006. Mr. Golston was also a director and chair of the audit committee of MOM Brands, a privately held breakfast cereal corporation, from 2005 to 2012.

Mr. Golston has extensive experience in auditing, finance and the health care industry. He is a Certified Public Accountant and has held positions as a finance executive with Swedish Health Services (Seattle, WA) and the University of Colorado Hospital. In his service to the Gates Foundation, he has contributed to the strategic formation and operation of successful initiatives to provide health care, education and other human needs, all of which give him understanding that will assist Stryker in our global efforts to meet the needs of patients and caregivers. Additionally, Mr. Golston’s expertise and experience in financial matters enable him to make valuable contributions to our Audit Committee.

KEVIN A. LOBO, age 48	2012
Mr. Lobo was named President and Chief Executive Officer of the Company in October 2012 and previously served as Group President, Orthopaedics. Prior to joining Stryker in April 2011, he held several senior leadership roles over eight years with Johnson & Johnson, including serving as worldwide president of Ethicon Endo-Surgery and president of J&J’s Medical Products business in Canada. Mr. Lobo is also a director of Parker-Hannifin Corporation, a manufacturer of motion and control technologies and systems.

Mr. Lobo’s more than 25 years of global business and leadership experience across multiple industries, including healthcare, enables him to provide valuable insight to the Board regarding the Company’s operations and the strategic planning initiatives necessary to meet the demands of the changing environment. As the sole member of management on our Board, he provides management’s business perspectives and the necessary link to the day-to-day operations.

WILLIAM U. PARFET, age 67	1993
Mr. Parfet was named Non-Executive Chairman of the Company in February 2012. He has served as Chairman and Chief Executive Officer of MPI Research, Inc., a drug safety and pharmaceutical development company, since 1999. He is also a director of Monsanto Company, a provider of agricultural products that improve farm productivity, and Taubman Centers, Inc., a real estate development company.

Mr. Parfet has had a long and successful career in finance and accounting, including service as a trustee of the Financial Accounting Foundation, the group that oversees the Financial Accounting Standards Board. That experience has been valuable in his role as a member of the Audit Committee. He also has a deep background in the pharmaceutical industry, including a 30-year career with the Upjohn Company (now part of Pfizer) as both an executive and member of the Board of Directors. That experience has been extremely useful in assessing the Company’s research and development efforts. He has extensive experience in executive leadership roles, in serving as a director on the boards of a number of public companies and a long tenure on the Stryker Board, giving him a deep understanding of the role of the Board of Directors and positioning him well to serve as our Non-Executive Chairman.

ANDREW K. SILVERNAIL, age 43	2013
Chairman and Chief Executive Officer of IDEX Corporation, Chairman since 2012 and Chief Executive Officer since 2011, and Vice President, Group Executive from January 2009 to August 2011. Mr. Silvernail is also a trustee for the Manufacturers Alliance for Productivity and Innovation (MAPI) and a former national trustee for the Boys & Girls Club of America.

By virtue of service as Chairman, President and Chief Executive Officer of IDEX Corporation and his prior  experience in executive leadership positions with IDEX and another large public company, Mr. Silvernail provides valuable business, leadership and management insights and useful perspectives to our Board discussions.  His experience leading a large public company with global operations give him a clear understanding of the issues facing a multinational business such as ours.

RONDA E. STRYKER, age 59	1984
Granddaughter of the founder of the Company and daughter of a former President of the Company. She is also Vice Chair and a director of Greenleaf Trust, a bank, a trustee of Spelman College and of Kalamazoo College and Vice Chairperson of the Kalamazoo Community Foundation.

Ms. Stryker brings a strong interest in advocating the benefits of diversity and various matters regarding social responsibility. As the Company’s largest shareholder and a member of the founding family, she brings a strong shareholder perspective, unlike that of any other member of our Board, making her a valuable component of a well-rounded Board.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for 2014, subject to approval of the scope of the audit engagement and the estimated audit fees, which will be presented to the Committee at its July meeting. While not required, we are submitting the appointment to the shareholders as a matter of good corporate practice to obtain their views. The affirmative vote of a majority of the votes cast at the annual meeting on the proposal is required for ratification. The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Ernst & Young LLP as our Company’s independent registered public accounting firm for 2014. If the appointment is not ratified, it will be considered as a recommendation that the Audit Committee consider the appointment of a different firm to serve as independent registered public accounting firm for the year 2014. Even if the appointment is ratified, the Audit Committee may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of Stryker and its shareholders.
Relationship with Ernst & Young LLP
Ernst & Young LLP has acted in this capacity for many years. Ernst & Young LLP has advised us that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as accountants. We expect representatives of Ernst & Young LLP to be present at the annual meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The fees billed by Ernst & Young LLP with respect to the years ended December 31, 2013 and 2012 were as follows:

	2013 ($)	2012 ($)
Audit Fees	7,067,000	6,766,000
Audit Related Fees	123,000	143,000
Tax Compliance Fees	428,000	1,249,000
All Other Fees	3,454,000	1,103,000

Audit Fees include amounts billed for the annual audit of our annual Consolidated Financial Statements, the audit of internal control over financial reporting, the review of the Consolidated Financial Statements included in the Forms 10-Q filed by us during each year, the completion of statutory audits required in certain foreign jurisdictions and consultations concerning accounting matters associated with the annual audit. Audit-Related Fees include amounts billed for audits of our employee benefit plans. Tax Compliance Fees include amounts for tax compliance services. All Other Fees include general accounting consultations and services that are unrelated to the annual audit, and consultations and services on other tax matters. We expect that Ernst & Young LLP will provide non-audit services of a similar nature during the year 2014. In connection with its review and evaluation of non-audit services, the Audit Committee is required to and does consider and conclude that the provision of the non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

Under its charter, the Audit Committee must pre-approve all audit and non-audit services performed by Ernst & Young LLP other than non-audit services that satisfy a de minimis exception provided by applicable law. In the event we wish to engage Ernst & Young LLP to perform non-audit services, management prepares a summary of the proposed engagement, detailing the nature of the engagement and cost of the engagement. At the Audit Committee’s December meeting, certain recurring non-audit services and the proposed fees are reviewed and evaluated. At subsequent meetings, management may present additional services for approval. The Audit Committee has delegated to the Chair or, in his absence, any other member the authority to evaluate and approve projects and related fees if circumstances require approval between meetings of the Committee. Any such approval is reported to the full Committee at its next meeting.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
As described under “Compensation Discussion and Analysis” beginning on page 9, our philosophy in setting executive compensation is to provide a total compensation package that allows us to continue to attract, retain and motivate talented executives who drive our Company’s success while aligning compensation with the interests of our shareholders and the achievement of our key business objectives. Consistent with the philosophy, a significant percentage of the total compensation opportunity for each of our NEOs is based on measurable corporate, business area and individual performance, both financial and non-financial, and on the performance of our shares on a long-term basis.

Shareholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure under “Executive Compensation” beginning on page 24, that describe the compensation of our NEOs during each of the last three fiscal years or such shorter period that they were a NEO. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

Pursuant to Section 14A of the Exchange Act, our shareholders are entitled to an advisory vote to approve the compensation of our named executive officers. This advisory vote is commonly referred to as a “say-on-pay” advisory vote. Pursuant to a policy we adopted in 2011, we provide our shareholders with the opportunity to vote on a “say-on-pay” advisory vote at each annual meeting. Accordingly in compliance with these requirements and as a matter of good corporate governance, we are asking shareholders to approve the following resolution at our annual meeting:
RESOLVED, that the shareholders of Stryker Corporation (the “Corporation”) approve, on an advisory basis, the compensation of the Corporation’s named executive officers as disclosed in the Corporation’s proxy statement for this annual meeting pursuant to the rules of the SEC, including “Compensation Discussion and Analysis,” the Summary Compensation Table and the compensation tables and narrative disclosure under “Executive Compensation.”

This advisory vote is non-binding. Although non-binding, the Compensation Committee and the Board will review the results of the vote and take them into account in future determinations concerning our executive compensation program. The Board of Directors unanimously recommends a vote FOR the resolution set forth in Proposal 3.

ADDITIONAL INFORMATION

Shareholder Proposals for the 2015 Annual Meeting
Under the rules of the SEC, if you would like to submit a proposal for inclusion in the proxy materials for our 2015 annual meeting, the proposal must be received by our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002 on or prior to November 12, 2014. The inclusion of any proposal in the proxy statement and form of proxy for such meeting will be subject to applicable SEC rules.
Under our By-Laws, which are available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/bylaws or may be obtained by written request to our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, certain procedures are provided that shareholders must follow to nominate a person for election as a director at an annual meeting or to bring an item of business before an annual meeting. These procedures require that notice of an intention to nominate a person for director and/or to bring an item of business before our 2015 annual meeting must be received in writing by our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002 no earlier than December 23, 2014, and no later than January 22, 2015. The notice must contain certain information about the shareholder making the proposal, including a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person named in the notice or bring the item of business before the meeting, and about the nominee and/or the item of business and, in the case of a nomination, must be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and the NYSE, and to furnish us with copies of the reports. Specific due dates for these reports have been established and we are required to report in this proxy statement any failure by directors, officers and 10% holders to file such reports on a timely basis. At the present time, there is no 10% holder. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were met with respect to 2013 except for the Form 4 reporting the options exercised on May 16, 2013 by Curtis E. Hall, Vice President and Chief Legal Officer.
Other Action
At this time, we do not know of any matter to be brought before the meeting other than those referred to above. If any additional matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on any such matter.
Expenses of Solicitation
The cost of solicitation of proxies for the annual meeting is being paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding the proxy material to the beneficial owners of the stock held in street name by such persons.

By Order of the Board of Directors

Dean H. Bergy
Vice President, Corporate Secretary

March 12, 2014

stryker®

STRYKER CORPORATION
C/O AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
OPERATIONS CENTER
6201 15TH AVENUE
BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 21, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 21, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M67283-P46800 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

stryker®

1. Elect nine directors:

Nominees:

	For	Against	Abstain
1a) Howard E. Cox, Jr.	☐	☐	☐
1b) Srikant M. Datar, Ph.D.	☐	☐	☐
1c) Roch Doliveux, DVM	☐	☐	☐
1d) Louise L. Francesconi	☐	☐	☐
1e) Allan C. Golston	☐	☐	☐
1f) Kevin A. Lobo	☐	☐	☐
1g) William U. Parfet	☐	☐	☐
1h) Andrew K. Silvernail	☐	☐	☐
1i) Ronda E. Stryker	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014;	☐	☐	☐
3. Approval, in an advisory vote, of the Company's named executive officer compensation.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2 and 3.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

stryker®

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717, so the shares will be represented at the Shareholder Meeting. If you vote by telephone or Internet, do not mail in this proxy card.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting: The Notice and Proxy Statement, our 2013 Annual Report on Form 10-K, our 2013 Annual Review and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

↓ Please fold and detach card at perforation before mailing. ↓

M67284-P46800

stryker®

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 22, 2014

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 12, 2014, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 22, 2014, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

STRYKER CORPORATION
C/O COMPUTERSHARE INVESTOR SERVICES
P.O. BOX 43078
PROVIDENCE, RI 02940-3078

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 21, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 21, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it by April 21, 2014, in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M67285-P46800 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1. Elect nine directors:

Nominees:

	For	Against	Abstain
1a) Howard E. Cox, Jr.	☐	☐	☐
1b) Srikant M. Datar, Ph.D.	☐	☐	☐
1c) Roch Doliveux, DVM	☐	☐	☐
1d) Louise L. Francesconi	☐	☐	☐
1e) Allan C. Golston	☐	☐	☐
1f) Kevin A. Lobo	☐	☐	☐
1g) William U. Parfet	☐	☐	☐
1h) Andrew K. Silvernail	☐	☐	☐
1i) Ronda E. Stryker	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014;	☐	☐	☐
3. Approval, in an advisory vote, of the Company's named executive officer compensation.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2 and 3.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717, so the shares will be represented at the Shareholder Meeting. If you vote by telephone or Internet, do not mail in this proxy card.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting: The Notice and Proxy Statement, our 2013 Annual Report on Form 10-K, our 2013 Annual Review and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

↓ Please fold and detach card at perforation before mailing. ↓

M67286-P46800

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 22, 2014

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 12, 2014, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 22, 2014, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

stryker®

STRYKER CORPORATION
C/O VANGUARD
P.O. BOX 2900
VALLEY FORGE, PA 19482-2900

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 21, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 21, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it by April 21, 2014, in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M67287-P46800

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

stryker®

1. Elect nine directors:

Nominees:

	For	Against	Abstain
1a) Howard E. Cox, Jr.	☐	☐	☐
1b) Srikant M. Datar, Ph.D.	☐	☐	☐
1c) Roch Doliveux, DVM	☐	☐	☐
1d) Louise L. Francesconi	☐	☐	☐
1e) Allan C. Golston	☐	☐	☐
1f) Kevin A. Lobo	☐	☐	☐
1g) William U. Parfet	☐	☐	☐
1h) Andrew K. Silvernail	☐	☐	☐
1i) Ronda E. Stryker	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014;	☐	☐	☐
3. Approval, in an advisory vote, of the Company's named executive officer compensation.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2 and 3.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

stryker®

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717, so the shares will be represented at the Shareholder Meeting. If you vote by telephone or Internet, do not mail in this proxy card.

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Stryker Corporation 401(k) Savings and Retirement Plan, the Stryker Corporation 401(k) Plan for Sales Employees, and the Stryker Puerto Rico Savings and Retirement Plan (the Plans). This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 P.M. Eastern on April 21, 2014, you will be treated as directing the Plans' Trustee to vote the shares held in the Plans in the same proportion as the shares for which the Trustee has received timely instructions from others who do.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting: The Notice and Proxy Statement, our 2013 Annual Report on Form 10-K, our 2013 Annual Review and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

↓ Please fold and detach card at perforation before mailing. ↓

M67288-P46800

stryker®

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 22, 2014

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 12, 2014, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 22, 2014, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)